Crown Investments Corporation of Saskatchewan                             FINAL
Consolidated Financial Statements


RESPONSIBILITY FOR FINANCIAL                 AUDITORS'
STATEMENTS                                   REPORT

The accompanying Consolidated Financial      To the Members of the Legislative
Statements have been prepared by             Assembly of Saskatchewan
management of Crown Investments
Corporation of Saskatchewan.  They have      We have audited the consolidated
been prepared in accordance with generally   statement of financial position of
accepted accounting principles in Canada,    CROWN INVESTMENTS CORPORATION OF
consistently applied, using management's     SASKATCHEWAN as at December 31,
best estimates and judgements where          2001 and the consolidated
appropriate.  Management is responsible      statements of operations and
for the reliability and integrity of the     reinvested earnings and cash flows
Consolidated Financial Statements and        for the year then ended.  These
other information contained in this Annual   financial statements are the
Report.                                      responsibility of the corporation's
                                             management.  Our responsibility is
The Corporation's Board of Directors is      to express an opinion on these
responsible for overseeing the business      financial statements based on our
affairs of the Corporation and also has      audit.
the responsibility for approving the
financial statements. The Board of           We conducted our audit in
Directors is responsible for reviewing the   accordance with Canadian generally
annual financial statements and meeting      accepted auditing standards. Those
with management, the Corporation's           standards require that we plan and
external auditors KPMG, and the Provincial   perform an audit to obtain
Auditor of Saskatchewan on matters           reasonable assurance whether the
relating to the financial process.            financial statements are free of
                                             material misstatement.  An audit
Management maintains a system of internal    includes examining, on a test
controls to ensure the integrity of          basis, evidence supporting the
information that forms the basis of the      amounts and disclosures in the
financial statements.  The internal          financial statements.  An audit
controls provide reasonable assurance that   also includes assessing the
transactions are executed in accordance      accounting principles used and
with proper authorization, that assets are   significant estimates made by
properly guarded against unauthorized use    management, as well as evaluating
and that reliable records are maintained.    the overall financial statement
The Provincial Auditor of Saskatchewan has   presentation.
reported to the Legislative Assembly that
these controls are adequately functioning.   In our opinion, these consolidated
                                             financial statements present
KPMG has audited the Consolidated            fairly, in all material respects,
Financial Statements. Their report to the    the financial position of the
Members of the Legislative Assembly,         corporation as at December 31, 2001
stating the scope of their examination and   and the results of its operations
opinion on the Consolidated Financial        and its cash flows for the year
Statements, appears opposite.                then ended in accordance with
                                             Canadian generally accepted
                                             accounting principles.

                                             KPMG LLP
                                             Chartered Accountants
                                             Regina, Saskatchewan


Frank Hart            Sheldon Schwartz, CFA  March 11, 2002
President and CEO     Chief Financial Officer

March 11, 2002

Crown Investments Corporation of Saskatchewan
Consolidated Statement of Financial Position

AS AT DECEMBER 31

(thousands of dollars)

                                                               2001           2000
                                                                          Restated
                                                                           Note 10
ASSETS

Current
  Cash------------------------------------------------ $      627     $     8,056
  Short-term investments------------------------------    657,289         280,389
  Accounts receivable --------------------------------    526,473         608,425
  Inventories-----------------------------------------    153,423         155,061
  Prepaid expenses------------------------------------    127,388          65,074
                                                       ----------     -----------
                                                        1,465,200       1,117,005

Long-term investments (Note 3)------------------------  1,102,408       1,060,324
Capital assets (Note 4)-------------------------------  5,263,945       5,091,674
Other assets (Note 5)---------------------------------    328,693         230,542
                                                       ----------     -----------
                                                       $8,160,246     $ 7,499,545
                                                       ==========     ===========
LIABILITIES AND PROVINCE'S EQUITY

Current
  Bank indebtedness----------------------------------- $   27,223     $    54,900
  Accounts payable and accrued liabilities------------    576,993         577,232
  Notes payable (Note 6)------------------------------    274,887         112,758
  Dividend payable to General Revenue Fund------------    200,000               -
  Deferred revenue------------------------------------    141,405         118,351
  Long-term debt due within one year (Note 7)---------     42,013         101,069
                                                       ----------     -----------
                                                        1,262,521         964,310

Long-term debt (Note 7)-------------------------------  3,303,993       2,930,992
Deferred revenue and other liabilities (Note 8)-------    576,016         518,680
                                                       ----------     -----------
                                                        5,142,530       4,413,982
                                                       ----------     -----------
Province of Saskatchewan's Equity
  Equity advances (Note 9)----------------------------  1,362,452       1,362,452
  Reinvested earnings (Note 10)-----------------------  1,655,264       1,723,111
                                                       ----------     -----------
                                                        3,017,716       3,085,563
                                                       ----------     -----------
                                                       $8,160,246     $ 7,499,545
                                                       ==========     ===========
Commitments and contingencies (Note 11)
(See accompanying notes)

On behalf of the Board:



--------------------------                             --------------------------
Director                                               Director

Crown Investments Corporation of Saskatchewan
Consolidated Statement of Operations and Reinvested Earnings

FOR THE YEAR ENDED DECEMBER 31

(thousands of dollars)

                                                               2001           2000
                                                                          Restated
                                                                           Note 10
REVENUE

Sales of products and services----------------------   $  3,324,329     $3,125,322
Investment (Note 3(f))------------------------------         53,277         65,115
Other-----------------------------------------------         37,819         39,236
                                                       ------------     ----------
                                                          3,415,425      3,229,673
                                                       ------------     ----------
EXPENSES

Operating costs other than those listed below-------      2,386,676      2,190,925
Interest (Note 12)----------------------------------        316,622        314,376
Amortization of capital assets----------------------        400,790        390,747
Saskatchewan taxes and resource payments (Note 13)--        103,520         80,834
                                                       ------------     ----------
                                                          3,207,608      2,976,882
                                                       ------------     ----------
Earnings before the following-----------------------        207,817        252,791

Non-recurring items (Note 14)-----------------------        (75,664)        19,143
                                                       ------------     ----------
NET EARNINGS----------------------------------------        132,153        271,934

REINVESTED EARNINGS, BEGINNING OF YEAR--------------      1,723,111      1,451,177
                                                       ------------     ----------
                                                          1,855,264      1,723,111

DIVIDEND TO GENERAL REVENUE FUND--------------------       (200,000)             -
                                                       ------------     ----------
REINVESTED EARNINGS, END OF YEAR--------------------   $  1,655,264     $1,723,111
                                                       ============     ==========
(See accompanying notes)

Crown Investments Corporation of Saskatchewan
Consolidated Statement of Cash Flows

FOR THE YEAR ENDED DECEMBER 31

(thousands of dollars)

                                                                    2001           2000
                                                                               Restated
                                                                                Note 10

OPERATING ACTIVITIES
     Net earnings-------------------------------------------- $  132,153     $  271,934
     Items not affecting cash from operations (Note 15)------    313,139        317,419
                                                              ----------     ----------
                                                                 445,292        589,353
     Net change in non-cash working capital balances
         related to operations-------------------------------   (371,471)       (32,588)
                                                              ----------     ----------
     Cash provided by operating activities-------------------     73,821        556,765
                                                              ----------     ----------
INVESTING ACTIVITIES
     Purchase of investments---------------------------------   (460,054)      (316,281)
     Proceeds from sales and collections of investments------    510,894        283,192
     Purchase of capital assets------------------------------   (541,110)      (434,371)
     Proceeds from sale of capital assets--------------------        421          9,428
     (Increase) decrease in other assets---------------------    (50,503)        11,874
                                                              ----------     ----------
     Cash used in investing activities-----------------------   (540,352)      (446,158)
                                                              ----------     ----------
FINANCING ACTIVITIES
     Increase in notes payable-------------------------------    162,129          7,888
     Increase in deferred revenue and other liabilities------     51,924         15,707
     Long-term debt proceeds from General Revenue Fund-------    470,000         68,971
     Long-term debt proceeds from other lenders--------------    172,072         44,145
     Long-term debt repayments to General Revenue Fund-------   (327,742)       (28,545)
     Long-term debt repayments to other lenders--------------    (41,604)       (52,863)
     Dividends paid to General Revenue Fund------------------          -       (125,000)
                                                              ----------     ----------
     Cash provided by (used in) financing activities---------    486,779        (69,697)
                                                              ----------     ----------
NET INCREASE IN CASH DURING YEAR-----------------------------     20,248         40,910

CASH POSITION, BEGINNING OF YEAR-----------------------------    (46,844)       (87,754)
                                                              ----------     ----------
CASH POSITION, END OF YEAR----------------------------------- $  (26,596)    $  (46,844)
                                                              ==========     ==========
Cash position consists of:
     Cash---------------------------------------------------- $      627     $    8,056
     Bank indebtedness---------------------------------------    (27,223)       (54,900)
                                                              ----------     ----------
                                                              $  (26,596)    $  (46,844)
                                                              ==========     ==========
(See accompanying notes)

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001

1.   SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

     These financial statements have been prepared in accordance with Canadian generally accepted accounting principles. The preparation of periodic financial statements involves the use of estimates because the precise determination of financial data frequently depends upon future events. These consolidated financial statements have been prepared by management within reasonable limits of materiality using the accounting policies summarized below:

     a)   CONSOLIDATION PRINCIPLES AND BASIS OF PRESENTATION

          Certain Saskatchewan provincial Crown corporations are designated as subsidiary Crown corporations of Crown Investments Corporation of Saskatchewan (CIC) under THE CROWN CORPORATIONS ACT, 1993 (the Act). In addition, certain Saskatchewan provincial Crown corporations created under the Act are CIC Crown corporations. The Act assigns specific financial and other responsibilities regarding these corporations to CIC.

          In addition to the Crown corporations listed below, the consolidated accounts of CIC Industrial Interests Inc. (CIC III), a wholly-owned share capital subsidiary of CIC, as well as the proportionate share of jointly controlled enterprises are consolidated in these financial statements.

          Separate audited financial statements for CIC and for CIC III have been prepared on a non-consolidated basis to show the financial position and results of operations of these corporate entities. In addition, separate audited financial statements for each of the undernoted Crown corporations are prepared and submitted annually to the Legislative Assembly.

          The following Crown corporations have been designated or created as subsidiary Crown corporations of CIC:



          Information Services Corporation of Saskatchewan         Saskatchewan Power Corporation
          SaskEnergy Incorporated                                  Saskatchewan Telecommunications
          Saskatchewan Development Fund Corporation                Saskatchewan Telecommunications
          Saskatchewan Government Growth Fund                           Holding Corporation
              Management Corporation                               Saskatchewan Transportation Company
          Saskatchewan Government Insurance                        Saskatchewan Water Corporation
          Saskatchewan Opportunities Corporation

          Throughout these financial statements the phrase "the Corporation" is used to collectively describe the activities of the consolidated entity.

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     b)   JOINT VENTURES

          The Corporation's share of jointly controlled enterprises included in these financial statements are as follows:

          Centennial Foods Partnership---------------- 35%
          NewGrade Energy Inc.------------------------ 50%
          Meadow Lake Limited Partnership------------- 50%

     c)   INVENTORIES

          Inventories for resale are generally valued at the lower of average cost and net realizable value. Other supplies inventories are valued at the lower of cost and replacement cost.

     d)   INVESTMENTS

          Short-term investments are valued at cost which approximates their market value.

          Long-term investments in bonds, debentures and mortgages are recorded at amortized cost. Long-term investments in shares of private and public companies in which the Corporation does not exercise significant influence are recorded at cost and dividends from these shares are recorded as income when receivable. Other long-term investments are recorded at cost.

          Where the Corporation has investments in shares and exercises significant influence other than joint control, the investments are accounted for by the equity method and the Corporation's investment is adjusted for its share of the investee's net earnings or losses and reduced by dividends received.

          Where there has been a decline in the value of a long-term investment that is not considered temporary, the investment is written down to its fair value.

     e)   CAPITAL ASSETS

          Capital assets are recorded at cost and include materials, services, direct labour and overhead costs which are readily identifiable with the construction activity or asset acquisition. Interest associated with major capital and development projects is capitalized during the construction period at a weighted average interest rate of long-term borrowings in the current year.

          The costs of maintenance, repairs, renewals or replacements which do not extend productive life are charged to operations as incurred. The costs of replacements and improvements which extend productive life are capitalized.

          When capital assets are disposed of or retired, the related costs and accumulated amortization are eliminated from the accounts. Any resulting gains or losses are reflected in net earnings for the year with the following exceptions. Natural gas utility operations apply this general policy only to complete asset units. Gains or losses on the disposal or retirement of incomplete asset units are included in accumulated amortization. Telecommunication operations include all gains or losses in accumulated amortization.

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     f)   AMORTIZATION OF CAPITAL ASSETS

          Amortization is recorded on machinery and equipment, buildings and improvements, as well as equipment under capital leases, primarily on the straight-line basis over the estimated productive life of each asset.

     g)   OTHER ASSETS

          Natural gas in storage is recorded at the lower of cost or net realizable value. Gas removed from storage is accounted for on an average cost basis.

          Deferred financing charges applicable to the issue of long-term debt are amortized on a straight-line basis over the respective term of each obligation.

     h)   DEFERRED REVENUE DUE WITHIN ONE YEAR

          Current deferred revenue primarily consists of insurance premiums. These premiums are taken into income over the life of the policy.

     i)   CONTRIBUTIONS IN AID OF CONSTRUCTION

          Contributions in aid of construction relate to new service connections. These contributions are amortized over the estimated service life of the related asset.

     j)   FUTURE ASSET REMOVAL AND SITE RESTORATION COSTS

          Estimated future asset removal and site restoration costs, net of expected recoveries, are charged to income on a straight-line basis over the estimated remaining service life of the assets involved. This provision reflects the estimated cost of decommissioning generation, transmission, distribution and other facilities, as well as the related cost of environmental mitigation, and is included in deferred revenues and other liabilities.

     k)   PROVISION FOR UNPAID INSURANCE CLAIMS

          The provision for unpaid claims represents an estimate of the total cost of claims to the year-end date. Included in the estimate are reported claims, claims incurred but not reported and an estimate of adjustment expenses to be incurred on these claims. The provision is calculated without discounting except for long-term disability claims. The estimates are necessarily subject to uncertainty and are selected from a range of possible outcomes. During the life of the claim, adjustments to the estimates are made as additional information becomes available. The change in outstanding losses plus paid losses is reported as claims incurred in the current period.

     l)   REVENUE RECOGNITION

          Revenue from utility services is recognized when the services are delivered to customers. The estimate of services rendered but not billed is included in accounts receivable.

          Interest earned on long-term investments is recognized on the accrual basis except where uncertainty exists as to ultimate collection. In cases where collectibility of interest is not reasonably assured, interest income is recorded when it is received, and accrued interest receivable is offset by deferred interest income.

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     m)   FOREIGN EXCHANGE TRANSLATION

          Monetary assets and liabilities denominated in a foreign currency are translated at the rate of exchange in effect at year end. Revenues, expenses and non-monetary items are translated at rates prevailing at the transaction date. Exchange gains and losses are included in earnings in the current year. This policy was adopted retroactively during 2001 (Note 10).

     n)   FINANCIAL INSTRUMENTS

          Financial instruments are used by the Corporation to hedge its exposure to market risks relating to commodity price for natural gas, foreign currency exchange rates and interest rates. Gains and losses on forward contracts and cross currency swaps used to manage foreign exchange rates are recognized on the same basis as the gains and losses on the hedged item. Gains or losses related to hedges of anticipated transactions are recognized in earnings or recorded as adjustments of carrying values when the hedged transaction occurs. Any premiums or discounts with respect to financial investment contracts are deferred and amortized to earnings over the contract period.

     o)   DEFINED BENEFIT PENSION PLANS

          In 2000, the Corporation began applying the Recommendations of the Canadian Institute of Chartered Accountants Handbook Section 3461 by changing to a market rate to measure its accrued benefit obligation and fair value to measure its pension plan assets. In prior years, the Corporation used a long-term rate of return to measure its accrued benefit obligation and a market-related value to measure its pension plan assets. As a result of this change, the estimated transitional asset is being amortized over the average remaining service life of the employees.

          The cost of benefits is determined using the projected benefit method prorated on service and management's best estimate of actuarial assumptions. The excess of the net actuarial gain (loss) over 10 per cent of the greater of the accrued benefit obligation and the fair value of the plan assets is amortized over the average remaining service life of active employees.

     p)   LEASES

          As lessee, where the Corporation has substantially all of the benefits and risks incident to the ownership of capital assets, the lease is classified as a capital lease. Capital assets recorded as capital leases are amortized on a basis similar to other assets in the same amortization category. All other leases are classified as operating leases and lease payments are expensed as incurred.

          As lessor, where the Corporation transfers substantially all of the benefits and risks incident to the ownership of a capital asset to the lessee, the lease is classified as a sales-type lease or direct financing lease. All other leases and lease payments are recorded as income.


2.   STATUS OF CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN

          Crown Investments Corporation of Saskatchewan was established by Order-in-Council 535/47 dated April 2, 1947, and is continued under the provisions of THE CROWN CORPORATIONS ACT, 1993. The Corporation is an agent of Her Majesty in Right of the Province of Saskatchewan and as a Provincial Crown corporation is not subject to Federal and Provincial income taxes. Certain jointly controlled enterprises are not Provincial Crown corporations and are subject to Federal and Provincial income taxes.

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001


3.   Long-term Investments
     (thousands of dollars)


                                                           Voting
                                                      Percentages          2001          2000
     EQUITY INVESTMENTS

     Saskferco Products Inc. (a)
         68,449,080 (2000 - 68,449,080)
         Class B common shares-------------------           49.0%    $  109,303    $  106,079

     Other share investments - equity basis------                        65,381        55,865
                                                                     ----------    ----------
                                                                        174,684       161,944
                                                                     ----------    ----------
     PORTFOLIO INVESTMENTS

     Cameco Corporation (b)
         5,423,123 (2000 - 5,423,123)
         common shares---------------------------            9.7%       114,898       114,898

     Austar United Communications Limited (c)
         9,550,574 (2000 - 9,550,574)
         common shares---------------------------            1.9%        43,846        43,846

     HARO Financial Corporation (d)
         68,000,000 (2000 - 68,000,000)
         Class B non-voting common shares--------                        68,000        68,000

     Other share investments - cost basis--------                       134,415        90,180
                                                                     ----------    ----------
                                                                        361,159       316,924
                                                                     ----------    ----------
     BONDS, DEBENTURES, LOANS AND OTHER ADVANCES

     HARO Financial Corporation (d)--------------                       171,141       205,042
     Meadow Lake Pulp Loans (e)------------------                        44,181        44,252
     Other bonds and debentures------------------                       174,703       164,102
     Other loans and notes receivable------------                        52,997        67,843
                                                                     ----------    ----------
                                                                        443,022       481,239
                                                                     ----------    ----------
     PROPERTY HOLDINGS---------------------------                       119,499        95,173
                                                                     ----------    ----------
     LEASES RECEIVABLE---------------------------                         4,044         5,044
                                                                     ----------    ----------
                                                                     $1,102,408    $1,060,324
                                                                     ==========    ==========

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001


3.   LONG-TERM INVESTMENTS (CONTINUED)

     a) The Corporation owns all of the outstanding Class B common shares of Saskferco Products Inc. (Saskferco) representing a 49 per cent voting interest.

     b) At December 31, 2001, the Corporation owns 5,423,123 voting common shares of Cameco Corporation (Cameco) representing a 9.7 per cent (2000 - 9.8 per cent) interest. Included in the investment in Cameco is one Class B share which provides the Corporation with the ability to exercise special voting rights with respect to the location of Cameco's head office.

     c) At December 31, 2001 the Corporation owns 9,550,574 shares (2000 - 9,550,574) of Austar United Communications Limited (Austar). At year-end the quoted market value per share of Austar was $0.224 ($0.275 AUD) (2000 - $1.80 ($2.16 AUD).

          The Corporation is concerned about the significant uncertainty surrounding the carrying value of Austar. Over the past two years, these shares have traded in the range of $0.15 to $9.90 AUD per share. Austar is thinly traded with over 80 per cent held by one investor. In addition, Austar recently concluded a significant debt refinancing, the majority shareholder has committed to further financial support, and Austar is in discussions with potential merger or alliance partners. The Corporation does not have plans, in the near term, to divest of this investment and will continue to monitor it closely.

     d) The Corporation has advanced in total $273.0 million (2000 - $273.0 million) to HARO Financial Corporation (HARO) since 1992 to finance its ownership interest in Crown Life Insurance Company (Crown Life). In 1995, the Corporation exercised its right to convert $68.0 million of these advances into 68,000,000 non-voting, fully participating equity shares of HARO.

          The Term Loan was for an initial five-year term with a maximum of four five-year renewal terms at the option of HARO. The Corporation agreed to renew this loan for a second five-year term in 1998. Annual interest rates on the Term Loan are fixed at the commencement of each five-year renewal term using the five-year Saskatchewan Bond rate plus 1 per cent. For the second five-year term, the interest rate on the loan is 6.64 per cent (2000 - 6.64 per cent) compounded annually.

          Security for the Term Loan is 100 per cent of HARO's assets, which as of December 31, 2001, consist primarily of HARO's 65.2 per cent interest in Crown Life shares. On January 1, 1999, The Canada Life Assurance Company acquired all of Crown Life's Canadian insurance business, substantially all of its non-Canadian reinsurance business as well as various international insurance operations. The remaining assets and operations will continue to be managed by Crown Life out of Regina, Saskatchewan.

          Repayment of principal and interest is subject to available cash flow as defined in the loan agreement. HARO's main source of cash is distributions from Crown Life. Due to the uncertainty surrounding such cash flows, the Corporation has deferred recording interest income on the Term Loan until such time as cash is received from HARO.

          All unpaid principal and interest is due on December 15, 2017. On that date, any amounts outstanding will convert to 100 per cent of HARO equity shares. The Corporation has a unilateral right, prior to December 15, 2017, to convert no less than 25 per cent of the loan to either HARO non-voting, HARO voting or Crown Life shares. Any conversion may be subject to regulatory approval by the Office of the Superintendent of Financial Institutions.

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001


3.   LONG-TERM INVESTMENTS (CONTINUED)

          Ownership of the 68,000,000 of HARO's Class B non-voting common shares entitles the Corporation to a maximum of 100 per cent of participation rights with respect to dividends and remaining property of HARO on its liquidation or dissolution. Subject to regulatory approval, the Corporation has a unilateral right to exchange at any time the Class B shares for voting shares or HARO's assets.

     e) The Corporation owns a 50 per cent joint venture interest in Meadow Lake Pulp Limited Partnership (MLPLP) located near Meadow Lake, Saskatchewan.

          The Corporation has provided the following loans:

          o Participating Debenture ($19.5 million) bears interest at 11.15 per cent (2000 - 11.15 per cent) calculated on October 31 each year.

          o Term Loan ($10.0 million) bears interest at prime plus 2 per cent, which is 6.0 per cent at December 31, 2001 (2000 - 9.5 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

          o Contingency Loan ($5.5 million) bears interest at prime plus 1 per cent, which is 5.0 per cent at December 31, 2001 (2000 -
               8.5 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

          o Guarantee Advance ($4.0 million) bears interest at prime plus 1 per cent, which is 5.0 per cent at December 31, 2001 (2000 -
               8.5 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

          o Cash Flow Loan ($5.3 million) bears interest at prime plus 1 per cent, which is 5.0 per cent at December 31, 2001 (2000 -
               8.5 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

          The Corporation records, as a separate loan (Interest Loan), the accrued interest receivable from the Participating Debenture. Interest on the Interest Loan, at 11.15 per cent, is calculated on October 31 of each year and is added to the principal balance outstanding on the loan. Interest income earned and forming part of the Interest Loan is recorded as deferred interest income due to the uncertainty of collection. The deferred interest income will be recorded as income when payments are received under the cash availability formula.

          Any repayments of the Participating Debenture, the Contingency Loan and the Interest Loan are subject to available cash flows as defined in the loan agreements. Payments towards principal outstanding on the Term Loan are due in two equal instalments after the joint venture has fully repaid an external loan.

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001


3.   LONG-TERM INVESTMENTS (CONTINUED)

          If, by October 31, 2014, less than $159.0 million in aggregate has been paid on the Participating Debenture and Interest Loan, an amount equal to the difference between $159.0 million and the aggregate amount paid is due and payable. The remaining balance outstanding on the Interest Loan and Participating Debenture on October 31, 2014 shall bear interest at a rate equal to the short-term cost of borrowing for the Province of Saskatchewan, which is 1.98 per cent at December 31, 2001 (2000 - 5.63 per cent), until paid in full. The Contingency Loan and Term Loan also mature in 2014.

          On June 14, 2001 MLPLP refinanced its long-term debt with Sun Life Financial and Ontario Municipal Employees Retirement System (OMERS). As part of the refinancing agreement, the Corporation guaranteed MLPLP's long-term debt payments to Sun Life and OMERS to a maximum of $80 million. Subsequent to year end, the Corporation has paid $2.0 million on this guarantee.

          The Corporation's loans to MLPLP are subject to measurement uncertainty since their value is dependent upon the present value of the cash flows provided by the operating of the pulp mill. Using management's best estimates based on assumptions that reflect the most probable set of economic circumstances, the Corporation believes its loans to MLPLP are properly valued as at December 31, 2001. However, given the wide fluctuations in world commodity prices for pulp, this estimate could change materially in the near term.

          Due to uncertainty of cash flows from the joint venture, the Corporation's Participating Debenture is shown net of provision for loan losses of $60.0 million (2000 - $60.0 million).

     f) Included in investment revenue are earnings (losses) from equity investments as follows (thousands of dollars):


                                    2001             2000

         Saskferco------------  $  3,225         $  3,065
         Other----------------   (11,368)          (4,763)
                                --------         --------
                                $ (8,143)        $ (1,698)
                                ========         ========

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001


4.   CAPITAL ASSETS
     (thousands of dollars)


                                                                2001                         2000
                                                         Accumulated       Net Book      Net Book
                                                  Cost  Amortization          Value         Value

     Machinery & equipment--------------    $7,865,574    $3,733,935     $4,131,639    $4,100,815
     Buildings & improvements-----------     1,089,221       460,710        628,511       630,512
     Plant under construction-----------       385,288             -        385,288       239,506
     Land, coal properties & rights-----       175,574        61,805        113,769       114,644
     Deferred development costs---------        10,364         5,626          4,738         6,197
                                            ----------    ----------     ----------    ----------
                                            $9,526,021    $4,262,076     $5,263,945    $5,091,674
                                            ==========    ==========     ==========    ==========

     Since inception of the project to December 31, 2001, the Corporation has expended $278.8 million (2000 - $278.7 million) for construction of the Souris Basin project. This amount was expensed as a public policy expenditure since the expected revenue from this project is not sufficient to cover its cost.

5.   OTHER ASSETS
     (thousands of dollars)

                                                   2001             2000

     Natural gas in storage------------------- $142,355         $ 77,520
     Deferred financing charges---------------    9,118            9,439
     Deferred pension costs-------------------   39,125           57,755
     Cross currency swaps---------------------   22,944           12,596
     Deferred software costs------------------   33,623           18,652
     Other deferred charges-------------------   81,528           54,580
                                               --------         --------
                                               $328,693         $230,542
                                               ========         ========

6.   NOTES PAYABLE

     Notes payable are due to the General Revenue Fund (GRF). These notes are due on demand and have an average interest rate of 1.99 per cent (2000 -
     5.72 per cent).

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001


7.   LONG-TERM DEBT
     (thousands of dollars)

                                                     2001                                   2000
                                 ------------------------------------------- -------------------------------
                                                                     Average                        Average
                                                                    Interest         Principal     Interest
                                     Principal Outstanding              Rate       Outstanding         Rate
                                 --------------------------------- --------- ------------------ ------------
YEARS TO MATURITY
A. GENERAL REVENUE FUND             U.S.             Canadian
Canadian Dollar Issues
           1   -       5 years                      $      744,654    10.47      $     918,603        11.54
           6   -      10 years                             582,784     9.01            580,319         9.20
          11   -      15 years                               7,888     8.10              7,320         8.08
          16   -      20 years                              58,971     6.36             60,794         6.71
          21   -      25 years                             430,000     9.26            565,000         8.73
          26   -      30 years                             420,000     5.97             25,000         5.50
                                                    --------------               -------------

                                                         2,244,297                   2,157,036
                                                    --------------               -------------
United States Dollar Issues
           1   -       5 years   $      50,000              79,630     6.63             75,010         6.63
           6   -      10 years         194,000             308,965     7.13            291,039         7.13
          11   -      15 years          75,000             119,445     7.38            112,515         7.38
          16   -      20 years         200,000             318,520     9.38            299,970         9.38
          21   -      25 years         200,000             318,520     8.50            300,040         8.50
                                 -------------      --------------               -------------

                                 $     719,000           1,145,080                   1,078,574
                                 =============      --------------               -------------

                                                         3,389,377                   3,235,610
Less:
  Sinking fund balance                                    (299,848)                   (395,986)
                                                    --------------               -------------

TOTAL DUE TO GRF                                         3,089,529                   2,839,624
                                                    --------------               -------------

B. OTHER LONG-TERM DEBT
Canadian Dollar Issues
  (due 2002 to 2013)                                       182,016  Various             71,022      Various

United States Dollar Issues
  (due 2002 to 2007)             $      46,944              74,461    10.00            121,415         9.85
                                 =============      --------------               -------------

TOTAL OTHER LONG-TERM DEBT                                 256,477                     192,437
                                                    --------------               -------------

                                                         3,346,006                   3,032,061
Less:
  due within one year                                      (42,013)                   (101,069)
                                                    --------------               -------------

TOTAL LONG-TERM DEBT                                $    3,303,993               $   2,930,992
                                                    ==============               =============


Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001


7.   LONG-TERM DEBT (CONTINUED)

     There is a requirement attached to certain interest-bearing issues from the GRF to make annual payments into sinking funds in amounts representing 1 per cent to 3 per cent of the original issue. The cumulative annual payments plus interest earned are used for the retirement of debt issues, upon maturity, with the GRF on a net basis. Sinking funds are valued at amortized cost. When there has been a decline in the value of the investment of the sinking fund that is not considered temporary, the investment is written down to its fair value.

     Certain issues received from the GRF totaling $695.5 million (2000 - $695.5 million) are subject to redemption on six months notice by the lender.

     Principal repayments (including sinking funds) due in each of the next five years are as follows (thousands of dollars):

         2002 ------------------------------------------------   $ 44,709
         2003 ------------------------------------------------    206,344
         2004 ------------------------------------------------    157,278
         2005 ------------------------------------------------    222,234
         2006 ------------------------------------------------    225,590

     Long-term debt payable in United States dollars has been translated into Canadian dollars at a year-end exchange rate of 1.590 (2000 - 1.505).


8.   DEFERRED REVENUE AND OTHER LIABILITIES
     (thousands of dollars)

                                                      2001        2000

     Site restoration---------------------------  $239,682   $ 228,388
     Provision for unpaid insurance claims------   172,924     125,470
     Contributions in aid of construction-------    97,190      94,716
     Other liabilities--------------------------    61,223      64,619
     Deferred income----------------------------     4,997       5,487

                                                  $576,016   $ 518,680

     The establishment of site restoration costs and provision for unpaid claims is based on known facts and interpretation of circumstances that are influenced by a variety of factors. As a result the recorded amount of these liabilities could change by a material amount in the near term.

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001


9.   EQUITY ADVANCES

     The Corporation does not have share capital. However, the Corporation has received advances from the GRF to form its equity capitalization. The advances are an equity investment in the Corporation by the GRF.

10.  CHANGE IN ACCOUNTING POLICY

     During 2001, the Corporation adopted the new accounting recommendation for foreign currency translation. Under the new method, the Corporation is no longer able to defer and amortize unrealized translation gains and losses on foreign currency denominated monetary items. This change has been adopted retroactively.

     The effect of adopting this policy on the financial statements as at December 31, 2000 is outlined below (thousands of dollars):

         Interest and related costs increased---------------------$ 21,282 Net income decreased------------------------------------- 21,282
         Other assets decreased----------------------------------- 146,868
         Opening retained earnings decreased---------------------- 125,586 Items not affecting cash from operations increased------- 21,282

     The balance of retained earnings at January 1, 2000 has been restated as follows (thousands of dollars):

         Retained earnings, beginning of year
              (as previously reported)---------------------------$1,576,763

         Change in accounting policy for foreign currency
               translation---------------------------------------  (125,586)

         Retained earnings, beginning of year (as restated)------$1,451,177

     The balance of retained earnings at December 31, 2000 has been restated as follows (thousands of dollars):

         Retained earnings, end of year
              (as previously reported)----------------------------$1,869,979
         Change in accounting policy for foreign currency
              translation-----------------------------------------  (146,868)

         Retained earnings, end of year (as restated)-------------$1,723,111

     Adoption of this change resulted in a $37.3 million reduction in income for 2001 (2000 - $21.3 million).

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001

11.  COMMITMENTS AND CONTINGENCIES

     The following significant commitments and contingencies exist at December 31, 2001:

     a) The Corporation has forward purchase commitments of $1,730.0 million (2000 - $1,810.0 million) for coal contracted for future minimum deliveries valued at current prices.

     b) The Corporation has capital expenditure commitments amounting to $114.4 million (2000 - $149.1 million).

     c) The Corporation has committed to provide $52.9 million (2000 - $6.4 million) in loans and equity for investment in Saskatchewan business.

     d) The Corporation has entered into power purchase agreements expected to cost $3.0 billion over the next 25 years and provide approximately 440 megawatts of electrical power annually.

     e) The Corporation has a contingent liability as endorser of certain promissory notes due in 2003 and 2004, arising from the sale of a dragline. In addition, there is a contingent liability for lease payments on certain leased mining equipment which was assumed by the purchase of a mining corporation. These leases expire in 2009 and 2015. The total amount of these contingencies is $47.0 million (2000
          - $47.0 million).

     f) As at December 31, 2001, the Corporation had agreed to spend $39.0 million (2000 - $98.0 million) for construction materials, equipment and contracts and services not completed at that time in respect of the Cory Cogeneration Station. The facilities scheduled operation date is November 2002.

     g) The Corporation has committed to an equity investment to a maximum of $21.1 million to the Muskeg River Mine Cogeneration Project. The investment to December 31, 2001 is $14.1 million. The scheduled operation date of this facility is late 2002.

     h) The Corporation has indemnified the Government of Canada for its guarantee of NewGrade Energy Inc.'s (NewGrade) long-term debt, to a maximum of $275.0 million. The fair value of the Corporation's guarantee is $64.9 million (2000 - $71.7 million).

     i) The Corporation has guaranteed the exchange risk that exists upon default of NewGrade's U.S. denominated debt to the extent that the default amount would exceed the $360.0 million guaranteed by the GRF. At December 31, 2001, the GRF's guarantee does not exceed $360.0 million. The Corporation does not expect any exposure under this guarantee.

     j) On June 14, 2001 Meadow Lake Pulp Limited Partnership (MLPLP) refinanced its long-term debt with Sun Life Financial and Ontario Municipal Employees Retirement System (OMERS). As part of the refinancing agreement, the Corporation guaranteed MLPLP's long-term debt payments to Sun Life Financial and OMERS to a maximum of $80.0 million. Subsequent to year end, the Corporation has paid $2.0 million on this guarantee.

     k) The Corporation is the defendant to several unresolved statements of claim, and has provided for these claims in its accounts in accordance with the advice received from legal counsel. The Corporation intends to account for any differences which may arise, between amounts provided and amounts expended, in the period in which the claims are resolved.

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001


12.  INTEREST EXPENSE
     (thousands of dollars)

                                                         2001             2000

     Interest on long-term debt-------------------  $ 286,314         $322,166
     Foreign exchange losses----------------------     57,235           32,512
     Amortization of deferred financing costs-----      4,339            4,276
                                                    ---------         --------
                                                      347,888          358,954
                                                    ---------         --------
     Less:
         Sinking fund earnings--------------------    (25,909)         (40,367)
         Interest capitalized---------------------    (14,981)          (6,370)
         Gain on redemption of sinking funds------     (2,831)          (2,825)
                                                    ---------         --------
                                                      (43,721)         (49,562)
                                                    ---------         --------
     Long-term debt interest expense--------------    304,167          309,392
     Short-term debt interest expense-------------     12,455            4,984
                                                    ---------         --------
                                                    $ 316,622         $314,376
                                                    =========         ========

     Long-term interest paid during the year, on a cash basis, was $296.6 million (2000 - $328.8 million).


13.  SASKATCHEWAN TAXES AND RESOURCE PAYMENTS
     (thousands of dollars)

                                                         2001             2000

     Oil, gas and coal royalties------------------  $   4,700         $  4,700
     Grants in lieu of taxes to municipalities----     42,475           35,594
     Saskatchewan capital tax---------------------     33,804           23,656
     Insurance premium tax------------------------      8,932            7,060
     Other----------------------------------------     13,609            9,824
                                                    ---------         --------
                                                    $ 103,520         $ 80,834
                                                    =========         ========
     Saskatchewan taxes and resource payments as stated above do not include Saskatchewan Education and Health Tax payments. Saskatchewan Education and Health Taxes are recorded as part of the cost of all of the Corporation's taxable purchases.

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001


14.  NON-RECURRING ITEMS

     Non-recurring items include the following (thousands of dollars):

                                                             2001         2000
     Gain (loss) on sale:
         Gas cost variance account (a)--------------- $(61,340)        $     -
         Provision for potato asset impairment (b)---  (14,300)              -
         Austar United Communications Limited (c)----        -          13,683
         Regional Cable TV (Western) Inc. (d)--------        -           7,736
         Soft Tracks Enterprises Ltd. (e)------------        -           1,655
         Western Canadian Beef Packers Inc. (f)------        -          (3,611)
     Public policy expenditure-----------------------      (24)           (320)
                                                      --------         --------
                                                      $(75,664)        $19,143
                                                      ========         =======

     a) The Corporation sells natural gas based on the principle that it neither profits or incurs a loss on sale. In accordance with this principle the Corporation established a Gas Cost Variance Account
          (GCVA) to accumulate differences between commodity sales revenue and natural gas commodity costs. Effective May 31, 2001, the Government of Saskatchewan directed the Corporation to absorb the accumulated balance in the GCVA. The Corporation, at this time, discontinued the use of the GCVA and charged the balance of the account through net earnings.

     b) Due to recurring operating losses and reduced economic prospects for the potato industry, the Corporation assessed the recoverability of the storage sheds and certain equipment. The Corporation has written down the net book value of these assets based on the projected future net cash flows from the use of these assets and the estimated sales prices that could be realized on any sale. Accordingly, the Corporation has recorded a provision for asset impairment of $14.3 million of which $13.5 million relates to storage sheds and $0.8 million relates to certain equipment.

     c) During 2000, the Corporation disposed of 4,109,000 shares in Austar for net proceeds of $32.5 million resulting in a gain on sale of $13.7 million.

     d) On September 1, 2000, the Corporation divested its 29.9 per cent equity position in Regional Cable TV (Western) Inc., a privately held company. The transaction resulted in a $7.7 million gain on disposition of the Regional Cable TV (Western) Inc. shares. As consideration, the Corporation received 1,223,491 common shares in Regional Cablesystems Inc., the parent of Regional Cable TV (Western) Inc. The fair value of the Regional Cablesystems Inc. share consideration received was $14.7 million, determined by establishing an average of quoted market prices for the shares over a 15-day period before and after the date of acquisition.

     e) In conjunction with the issuance of additional shares of Soft Tracks Enterprises Ltd. (Soft Tracks) on November 22, 2000, the Corporation's ownership in Soft Tracks was diluted by 3 per cent. This transaction resulted in a deemed disposition of 3 per cent of the Corporation's interest in Soft Tracks and a non-cash gain of $1.7 million.

     f) On March 31, 2000, the Corporation sold its wholly-owned subsidiary Western Canadian Beef Packers Inc. to XL Foods Inc. for net proceeds of $1.2 million creating a loss on sale of $3.6 million.

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001


15.  ITEMS NOT AFFECTING CASH FROM OPERATIONS
     (thousands of dollars)


                                                     2001             2000

     Amortization of capital assets-----------  $ 400,790         $390,747
     Sinking fund earnings--------------------    (25,909)         (40,367)
     Non-recurring items----------------------     75,664          (19,413)
     Other non-cash items---------------------   (137,406)         (13,548)
                                                ---------         --------
                                                $ 313,139         $317,419
                                                =========         ========
16.  FINANCIAL INSTRUMENTS

     The Corporation manages its exposure to risks of fluctuations in foreign currency exchange rates, interest rates and commodity prices by operating in a manner that mitigates its exposure through the use of derivative financial instruments and commodity contracts. Board of Directors' approval is required before entering into significant derivative financial instruments and commodity contracts.

     a)   Commodity price risk management

          The Corporation may hedge the purchase price and sale price of natural gas. The purchase or sale price of gas may be fixed within the contract, or referenced to a floating index price. When the price is referenced to a floating index price, financial instruments may be used as a hedge to fix the settlement amount. The types of financial instruments the Corporation uses to effect these hedges include natural gas price swaps, options, and swaptions traded on the over-the-counter market. In addition, the Corporation may use futures contracts and options on futures contracts traded on the New York Mercantile Exchange.

          The fair value of the Corporation's financial instruments that pertain to natural gas price hedges is listed below (millions of dollars):


                                                                2001                      2000
                                                      Carrying          Fair     Carrying         Fair
                                                        Amount         Value       Amount        Value

         Natural gas price hedges owed to (by)
         the Corporation:
         -    swaps-------------------------         $   0.4       $ (35.7)     $   -         $89.4
         -    options-----------------------            36.5         (44.7)         -          40.6
         -    futures-----------------------             -           (15.0)         -           -

         The fair values of the above instruments were based on the following:
         i) Natural gas price swaps - The relevant index price in effect on December 31, 2001.
         ii) Natural gas price options - The relevant index price in effect on December 31, 2001.
         iii) Natural gas futures contracts - The relevant index price in effect on December 31, 2001.

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001

16.  FINANCIAL INSTRUMENTS (CONTINUED)

     b)   Foreign currency and interest risk management

          The Corporation also uses financial instruments to hedge the interest rate on anticipated borrowing requirements and the foreign exchange rate on foreign currency denominated transactions. For the purpose of hedging interest rates, the Corporation may use forward rate agreements, options and interest rate swaps. For the purpose of hedging the exchange rate on transactions denominated in foreign currency, the Corporation may use currency forwards, cross currency swaps, and currency options.

          The following summarizes instruments held at each year end (millions of dollars):

                                                   2001                                   2000
                                        Carrying         Fair      Repricing/    Carrying      Fair
                                        Value            Value   Maturity Date   Value         Value

         Owed to (by) the Corporation:
         Coupon swaps------------      $  -             $  3.4     2002-2003     $    -       $   2.2
         Cross currency swaps----       23.0              27.8     2003-2008          -          15.1
         Interest rate hedges----         -               (0.2)                       -          (8.2)
         Foreign exchange
           contracts-------------        (0.2)             2.0     2002               -          (0.1)
                                       ------           ------                   ------       -------
                                       $ 22.8             33.0                   $    -       $   9.0
                                       ======           ======                   ======       =======

          i) Coupon swaps, cross currency swaps, interest rate hedges, and foreign exchange contracts are valued at December 31, 2001 market rates.

     c)   Fair value of financial assets and liabilities

          The fair value of the Corporation's financial assets and liabilities is as follows (millions of dollars):


                                                           2001                           2000
                                                   Carrying      Fair         Carrying            Fair
                                                     Amount     Value           Amount           Value

         Long-term investments (d)----------     $  500.2    $  558.3         $  434.4        $  448.3
         Sinking fund equity----------------        299.8       303.7            396.0           399.5
         Long-term debt---------------------      3,346.0     3,800.6          3,032.1         3,513.3


Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001

16.  FINANCIAL INSTRUMENTS (CONTINUED)

          The fair values of the above instruments were based on the following:

          i)   Long-term investments

               Share investments - The fair value of publicly traded share investments is based on their final traded price per share on December 31, 2001, less estimated selling costs.

               Bonds, debentures, loans and notes receivable - The fair value of bonds, debentures, loans and notes receivable is determined by discounting scheduled cash flows through estimated maturity, using estimated discount rates that reflect the credit and interest rate risk inherent in the loan less disposition costs.

          ii)  Sinking fund equity

               The fair value of the investments held in the sinking fund is based on their December 31, 2001, quoted market value.

          iii) Long-term debt

               The fair value of long-term debt is determined by the present value of future cash flows discounted at the market rate of interest for the equivalent Province of Saskatchewan debt instruments.

     d) The Corporation has not attempted to determine the fair value of its investments in its equity holdings ($174.7 million), non-publicly traded common shares ($20.7 million), property holdings ($119.5 million), leases receivable ($4.1 million), or certain loans ($44.1 million) due to the costs associated with this type of valuation.

          Excluded from the amounts above are $239.1 million of assets held with HARO, and secured by HARO's 65.2 per cent interest in Crown Life. It is not practicable to determine the fair value of the Corporation's investment in HARO with any sufficient reliability.

     e)   Credit risk

          The Corporation provides credit to its customers in the normal course of business. The Corporation does not have a significant credit exposure to any individual customer. For 2001, credit losses were insignificant.

     f)   Fair value of short-term financial instruments

          For certain of the Corporation's financial instruments including:

          i)   short-term investments;
          ii)  accounts receivable;
          iii) bank indebtedness;
          iv)  accounts payable and accrued liabilities;
          v)   notes payable; and,
          vi)  dividend payable to General Revenue Fund,

          the carrying amounts approximate fair value due to their immediate or short-term maturity.

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001

17.  LEASES

     Future minimum lease payments for operating leases entered into by the Corporation, as lessee, are as follows (thousands of dollars):

     2002----------------------------------------------------- $  36,595
     2003-----------------------------------------------------    34,042
     2004-----------------------------------------------------    27,283
     2005-----------------------------------------------------    24,300
     2006-----------------------------------------------------    21,569
     Thereafter-----------------------------------------------     9,059
                                                               ---------
                                                               $ 152,848
                                                               =========

18.  RELATED PARTY TRANSACTIONS

     Included in these consolidated financial statements are transactions with various Saskatchewan Crown corporations, departments, agencies, boards and commissions related to the Corporation by virtue of common control by the Government of Saskatchewan and non-Crown operations and enterprises subject to joint control and significant influence by the Government of Saskatchewan (collectively referred to as "related parties").

     Routine operating transactions with related parties are settled at prevailing market prices under normal trade terms. These transactions and amounts outstanding at year end are as follows (millions of dollars):

                                                     2001         2000

     Accounts receivable--------------------------$  13.0       $  8.7
     Accounts payable and accrued liabilities-----   15.2          9.3
     Sales of products and services---------------  103.6         92.8
     Operating costs------------------------------  152.0        127.8
     Costs capitalized----------------------------    5.2         14.5

     During 2001, the Corporation received $12.9 million (2000 - $16.5 million) in grants from the GRF.

     Included in short-term investments is $370.7 million invested with the GRF maturing March 28, 2002 at an average interest rate of 2.4 per cent.

     Other transactions and amounts due to and from related parties and the terms of settlement are described separately in these consolidated financial statements and the notes thereto.

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001

19.  JOINT VENTURES

     The Corporation has joint control over the operating, investing and financing policies of Meadow Lake Pulp Mill Limited Partnership, Centennial Foods Partnership and NewGrade Energy Inc. The Corporation's pro-rata share of its interest in these joint ventures is as follows (thousands of dollars):

                                                             2001        2000

     Current assets------------------------------------ $ 105,631   $ 132,734
     Long-term assets----------------------------------   178,508     191,176
     Current liabilities-------------------------------    79,462     125,803
     Long-term liabilities-----------------------------   122,174     144,727
     Equity   -----------------------------------------    82,503      53,380
     Revenue  -----------------------------------------    556,072    577,229
     Expenses -----------------------------------------    526,996    535,219
     Net income----------------------------------------    29,076      42,010
     Cash provided by operating activities-------------    79,348      75,297
     Cash (used in) provided by financing activities---    (4,924)        734
     Cash used in investing activities-----------------   (44,483)    (43,783)

20.  EMPLOYEE FUTURE BENEFITS

     a)   Pension Benefits

          Substantially all employees of the Corporation are participants in either defined contribution or defined benefit pension plans.

          The Corporation's responsibility to the defined contribution plans is limited to making regular payments into the plans to match the required amounts contributed by employees for current service.

          Based on the latest actuarial valuations, the fair value of the defined benefit pension funds' assets is $1,478.1 million (2000 - $1,601.1 million) which exceeds the present value of the accrued pension benefits of the defined benefit pension plans of $1,390.6 million (2000 - $1,331.0 million) by $87.5 million (2000 - $270.1 million). The actuarial present value of the accrued pension benefit is measured using management's best estimates based on assumptions that reflect the most probable set of economic circumstances and planned courses of action. This estimate therefore involves risk that the actual amount may differ materially from the estimate.

          Details of the defined benefit pension plans are as follows (thousands of dollars):

                                                           2001      2000

         Employee contributions------------------------ $ 4,889   $ 4,844
         Employer contributions------------------------     200       546
         Benefits paid---------------------------------  80,024    77,108

Crown Investments Corporation of Saskatchewan
Notes to Consolidated Financial Statements

DECEMBER 31, 2001

20.  EMPLOYEE FUTURE BENEFITS (CONTINUED)

         The significant actuarial assumptions used to determine the amounts under the defined benefit pension plans are as follows:


                                                                  2001    2000

         Discount rate----------------------------------------    6.78%   6.67%
         Expected long-term rate of return of plan assets-----    7.39%   7.39%
         Rate of compensation increase------------------------    2.92%   2.83%

         Pension expense (income) for the year is as follows (thousands of dollars):

                                                             2001      2000

         Defined contribution pension plans------------- $ 24,218 $ 22,088 Defined benefit pension plans------------------ (29,245) (22,497)

     b)  Other Benefit Plans

         Other benefit plans include a defined benefit severance plan for management employees, union employees and the supplementary superannuation plan. Details of these plans are as follows (thousands of dollars):


                                                         2001        2000

         Present value of accrued benefits---------- $ 39,951    $ 37,182
         Accrued benefit liability------------------   20,856      18,714
         Benefits paid------------------------------    4,813       4,063
         Net expense--------------------------------    6,951       6,682
         Employee contributions---------------------        3           -
         Employer contributions---------------------        3           -


21.  SUBSEQUENT EVENT

     Subsequent to year end, the Corporation sold its remaining 5,423,123 shares of Cameco for net proceeds of $226.4 million generating a gain on sale of $111.5 million.


22.  COMPARATIVE FIGURES

     Certain of the 2000 comparative figures have been reclassified to conform with current year's presentation.

     The consolidated financial statements as at December 31, 2000 and for the year then ended were audited by other auditors who expressed an opinion, without reservation, in their report dated March 9, 2001.

                                                                         FINAL

Crown Investments Corporation of Saskatchewan
Non-Consolidated Financial Statements


RESPONSIBILITY FOR FINANCIAL                 AUDITORS'
STATEMENTS                                   REPORT

The accompanying Non-Consolidated           To the Members of the Legislative
Financial Statements have been prepared by  Assembly of Saskatchewan management of Crown Investments
Corporation of Saskatchewan to illustrate   We have audited the non-consolidated
the financial position and results of       statement of financial position of
operations of the corporate entity only.    CROWN INVESTMENTS CORPORATION OF
They have been prepared, on a               SASKATCHEWAN as at December 31, 2001
non-consolidated basis, in accordance with  and the non-consolidated statements
generally accepted accounting principles    of operations and reinvested
in Canada, consistently applied, using      earnings and cash flows for the year
management's best estimates and judgements  then ended.  These financial
where appropriate.  Management is           statements are the responsibility of
responsible for the reliability and         the corporation's management.  Our
integrity of the Non-Consolidated           responsibility is to express an
Financial Statements, the notes to the      opinion on these financial
Non-Consolidated Financial Statements and   statements based on our audit.
other information contained in this Annual
Report.                                     We conducted our audit in accordance
                                            with Canadian generally accepted
The Corporation's Board of Directors is     auditing standards.  Those standards
responsible for overseeing the business     require that we plan and perform an
affairs of the Corporation and also has     audit to obtain reasonable assurance
the responsibility for approving the        whether the financial statements are
financial statements.  The Board of         free of material misstatement.  An
Directors is responsible for reviewing the  audit includes examining, on a test
annual financial statements and meeting     basis, evidence supporting the
with management, KPMG and the Provincial    amounts and disclosures in the
Auditor of Saskatchewan on matters          financial statements.  An audit also
relating to the financial process.          includes assessing the accounting
                                            principles used and significant
Management maintains a system of internal   estimates made by management, as
controls to ensure the integrity of         well as evaluating the overall
information that forms the basis of the     financial statement presentation.
financial statements.  The internal
controls provide reasonable assurance that  In our opinion, these
transactions are executed in accordance     non-consolidated financial
with proper authorization, that assets are  statements present fairly, in all
properly guarded against unauthorized use   material respects, the financial
and that reliable records are maintained.   position of the corporation as at
The Provincial Auditor of Saskatchewan has  December 31, 2001 and the results of
reported to the Legislative Assembly that   its operations and its cash flows
these controls are adequately functioning.  for the year then ended in accordance with Canadian generally
KPMG has audited the Non-Consolidated       accepted accounting principles
Financial Statements. Their report to the   except that they are prepared on a
Members of the Legislative Assembly,        non-consolidated basis and use the
stating the scope of their examination and  cost method to account for
opinion on the Non-Consolidated Financial   investments that would normally be
Statements, appears opposite.               accounted for by the equity method
                                            as explained in Note 1.


                                            KPMG LLP
                                            Chartered Accountants
                                            Regina, Saskatchewan
Frank Hart         Sheldon Schwartz, CFA
President and CEO  Chief Financial Officer  March 11, 2002

March 11, 2002

Crown Investments Corporation of Saskatchewan
Non-Consolidated Statement of Financial Position

AS AT DECEMBER 31

(thousands of dollars)


                                                             2001         2000
ASSETS

Cash and short-term investments---------------------  $   370,782  $   184,758
Interest and accounts receivable--------------------        1,457          246
Dividends receivable--------------------------------       28,300       57,027
Equity advances to Crown corporations (Note 3)------    1,049,225    1,044,127
Investments in share capital corporations (Note 4)--      449,646      524,088
Other assets (Note 5)-------------------------------          463          637
                                                      -----------  -----------
                                                      $ 1,899,873  $ 1,810,883
                                                      ===========  ===========

LIABILITIES AND PROVINCE'S EQUITY

Interest and accounts payable-----------------------  $    12,115  $     7,986
Dividend payable to General Revenue Fund------------      200,000            -
Long-term debt (Note 6)-----------------------------       22,573       47,894
                                                      -----------  -----------
                                                          234,688       55,880
                                                      ===========  ===========
Province of Saskatchewan's Equity

Equity advances (Note 7)----------------------------    1,362,452    1,362,452
Reinvested earnings---------------------------------      302,733      392,551
                                                      -----------  -----------
                                                        1,665,185    1,755,003
                                                      -----------  -----------
                                                      $ 1,899,873  $ 1,810,883
                                                      ===========  ===========

Commitments and Contingencies (Note 8)

(See accompanying notes)



On behalf of the Board:





---------------------------------                   ----------------------
Director                                            Director

Crown Investments Corporation of Saskatchewan
Non-Consolidated Statement of Operations and Reinvested Earnings

FOR THE YEAR ENDED DECEMBER 31
(thousands of dollars)


                                                         2001           2000
REVENUE

Dividend (Note 9)----------------------------------  $  119,247     $  225,071
Interest-------------------------------------------      19,358          7,191
Other----------------------------------------------       2,506             91
                                                     ----------     ----------
                                                        141,111        232,353
                                                     ----------     ----------
EXPENSES

Interest-------------------------------------------       6,896         11,969
General, administrative and other------------------      10,784         11,275
Amortization of capital assets---------------------         162            166
                                                     ----------     ----------
                                                         17,842         23,410
                                                     ----------     ----------

Earnings before the following----------------------     123,269        208,943
Grant to Information Services Corporation----------       9,287              -
Grant to Saskatchewan Transportation Company-------       3,800          3,650
Grant to Saskatchewan Water Corporation------------           -          1,200
                                                     ----------     ----------
NET EARNINGS---------------------------------------     110,182        204,093

REINVESTED EARNINGS, BEGINNING OF YEAR-------------     392,551        188,832
                                                     ----------     ----------
                                                        502,733        392,925

RELATED PARTY TRANSFER PRICE
     ADJUSTMENT (Note 10)--------------------------           -            374

DIVIDEND TO GENERAL REVENUE FUND-------------------     200,000              -
                                                     ----------     ----------
REINVESTED EARNINGS, END OF YEAR-------------------  $  302,733     $  392,551
                                                     ==========     ==========

(See accompanying notes)

Crown Investments Corporation of Saskatchewan
Non-Consolidated Statement of Cash Flows

FOR THE YEAR ENDED DECEMBER 31
(thousands of dollars)


                                                             2001        2000

OPERATING ACTIVITIES

  Net earnings------------------------------------------ $  110,182  $  204,093
  Add (deduct) non-cash items:
      Amortization--------------------------------------        162         166
      Sinking fund earnings-----------------------------    (12,978)    (13,342)
      Recovery of investment losses---------------------     (2,339)          -
      Other non-cash items------------------------------        149         383
                                                         ----------  ----------
                                                             95,176     191,300

  Net change in non-cash working capital balances
    related to operations (Note 11)---------------------     31,645     (16,995)
                                                         ----------  ----------
  Cash provided by operating activities-----------------    126,821     174,305
                                                         ----------  ----------
INVESTING ACTIVITIES

  Purchase of investments-------------------------------          -     (55,912)
  Proceeds from sale of assets to related
      party (Note 10)-----------------------------------          -      16,226
  Proceeds from sales and collections of investments----     76,781           -
  Purchase of capital assets----------------------------       (137)       (218)
  Equity advances to Crown corporations-----------------     (5,098)     (5,745)
                                                         ----------  ----------
  Cash provided by (used in) investing activities-------     71,546     (45,649)
                                                         ----------  ----------
FINANCING ACTIVITIES

  Notes payable to General Revenue Fund (Note 10)-------          -     (16,600)
  Long-term debt repayments-----------------------------   (101,168)          -
  Sinking fund instalments------------------------------     (5,000)          -
  Sinking fund redemptions------------------------------     93,825           -
  Dividends paid to General Revenue Fund----------------          -    (125,000)
                                                         ----------  ----------
  Cash used in financing activities---------------------    (12,343)   (141,600)
                                                         ----------  ----------
NET INCREASE (DECREASE) IN CASH DURING YEAR-------------    186,024     (12,944)

CASH POSITION, BEGINNING OF YEAR------------------------    184,758     197,702
                                                         ----------  ----------
CASH POSITION, END OF YEAR------------------------------ $  370,782  $  184,758
                                                         ==========  ==========

(See accompanying notes)

Crown Investments Corporation of Saskatchewan
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared in accordance with Canadian generally accepted accounting principles except as noted in a), b) and c) below. The preparation of periodic financial statements involves the use of estimates since the precise determination of financial data frequently depends on future events. These financial statements have been prepared by management within reasonable limits of materiality using the accounting policies summarized below:

     A)  BASIS OF PRESENTATION

         These financial statements are prepared on a non-consolidated basis for the specific purpose of illustrating the financial position and results of operations of the corporate entity only. For further information, readers should refer to the Crown Investments Corporation of Saskatchewan (CIC) consolidated financial statements. The consolidated financial statements include the accounts of CIC, the subsidiary Crown corporations listed in Note 2, CIC Industrial Interests Inc., a wholly-owned share capital subsidiary, and the proportionate shares of jointly controlled enterprises.

     B)  EQUITY ADVANCES TO CROWN CORPORATIONS

         Crown Corporations do not have share capital. However, eight Crown corporations have received equity advances from CIC to form their equity capitalization. The equity advances are initially recorded at cost, but where there has been a decline in the value of the investment that is not considered temporary, the investment is written down to its estimated realizable value. Dividends from these corporations are recognized as income when declared.

     C)  INVESTMENTS IN SHARE CAPITAL CORPORATIONS

         Investments in shares of corporations are accounted for on the cost method regardless of whether or not joint control exists, or there is a parent-subsidiary relationship. When there has been a decline in the value of a joint venture or a share capital subsidiary corporation that is not considered temporary, the investment is written down to its estimated net realizable value. Where there has been a decline in any other investment it is written down to its fair value. Dividends from these share investments are recognized as income when declared.

     D)  CAPITAL ASSETS

         Capital assets are recorded at cost. When capital assets are disposed of or retired, the related costs and accumulated amortization are eliminated from the accounts. Any resulting gains or losses are reflected in the statement of operations.

         Capital assets are amortized over their estimated useful lives using the declining balance method at rates of 20% to 30% a year.

Crown Investments Corporation of Saskatchewan
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     E)  DEFERRED CHARGES

         Costs and discounts incurred on the issue of long-term debt are recorded at cost less accumulated amortization. These deferred charges are amortized over the term of the related debt on a straight-line basis.

     F)  FAIR VALUE DISCLOSURE OF SHORT-TERM FINANCIAL INSTRUMENTS

         For certain of CIC's financial instruments including:

         i)   cash and short-term investments;
         ii)  interest and accounts receivable;
         iii) dividends receivable;
         iv)  interest and accounts payable; and,
         v)   dividend payable to the General Revenue Fund,

         the carrying amounts approximate fair value due to their immediate or short-term maturity.

     G)  CASH POSITION

         Cash position includes cash held within the Corporation's bank account and short-term investments which mature on March 28, 2002.

2.   STATUS OF CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN

     The Government Finance Office was established by Order-in-Council 535/47 dated April 2, 1947, and was continued under the provision of THE CROWN CORPORATIONS ACT, 1993, as Crown Investments Corporation of Saskatchewan. CIC is an agent of Her Majesty in Right of the Province of Saskatchewan and as a Provincial Crown corporation is not subject to Federal and Provincial income taxes.

     The Act assigns specific financial and other responsibilities to CIC regarding Crown corporations designated or created as subsidiary Crown corporations of CIC under the Act. The following corporations have been designated or created by Order-in-Council:

     Information Services Corporation of Saskatchewan
     SaskEnergy Incorporated
     Saskatchewan Development Fund Corporation
     Saskatchewan Government Growth Fund Management Corporation
     Saskatchewan Government Insurance
     Saskatchewan Opportunities Corporation
     Saskatchewan Power Corporation
     Saskatchewan Telecommunications Holding Corporation
     Saskatchewan Telecommunications
     Saskatchewan Transportation Company
     Saskatchewan Water Corporation

Crown Investments Corporation of Saskatchewan
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001


3.   EQUITY ADVANCES TO CROWN CORPORATIONS

     Equity advances to Crown corporations are as follows
     (thousands of dollars):

                                                              2001        2000

     Saskatchewan Power Corporation--------------------- $   660,000 $   660,000
     Saskatchewan Telecommunications Holding
         Corporation------------------------------------     250,000     250,000
     SaskEnergy Incorporated----------------------------      71,531      71,531
     Saskatchewan Government Insurance------------------      55,000      55,000
     Information Services Corporation of Saskatchewan---      10,843       5,745
     Saskatchewan Development Fund Corporation----------       1,150       1,150
     Saskatchewan Water Corporation---------------------         700         700
     Saskatchewan Government Growth Fund
         Management Corporation-------------------------           1           1
                                                         ----------- -----------
                                                         $ 1,049,225 $ 1,044,127
                                                         =========== ===========

4.   INVESTMENTS IN SHARE CAPITAL CORPORATIONS
     (thousands of dollars)

                                             Voting
                                           Percentage       2001         2000

     CIC INDUSTRIAL INTERESTS INC. (A):
     34,000,000 common shares-------------     100%    $   340,000  $   340,000
     Due to CIC---------------------------                 153,295      214,548
                                                       -----------  -----------
                                                           493,295      554,548
                                                       -----------  -----------
     NEWGRADE ENERGY INC. (B):
     100 Class Y voting participating
     common shares------------------------      50%         50,001       50,001
     Promissory notes---------------------                  15,719       31,247
                                                       -----------  -----------
                                                            65,720       81,248

     CAMECO CORPORATION (C):
     5,420,567 common shares--------------     9.7%        100,586      100,586
                                                       -----------  -----------
                                                           659,601      736,382

     Less:  Write down of investments:
         CIC Industrial Interests Inc.----                (152,725)    (152,725)
         NewGrade Energy Inc.-------------                 (57,230)     (59,569)
                                                       -----------  -----------
                                                       $   449,646  $   524,088
                                                       ===========  ===========

Crown Investments Corporation of Saskatchewan
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001


4.   INVESTMENTS IN SHARE CAPITAL CORPORATIONS (CONTINUED)

     a)  Amounts due to CIC are non-interest bearing and repayable on demand.

     b) CIC owns 50.0 per cent of the outstanding voting participating shares of NewGrade Energy Inc. (NewGrade), a jointly controlled corporation. CIC also holds certain promissory notes due on demand from NewGrade, bearing interest at Bank of Montreal prime rate, which is 4.00 per cent as at December 31, 2001 (2000 - 7.50 per cent).

         In addition, should there be any operating shortfall at the end of any year, CIC will loan NewGrade up to $2.0 million, escalated by inflation, in the form of a Subordinated Operations Fee Amount after Consumers Co-operative Refineries Ltd. (CCRL) has provided its $2.0 million Subordinated Operations Fee Amount. If these loans do not cover all cash shortfalls, then CIC will loan NewGrade up to $4.0 million as a Cash Flow Deficiency Loan on a pro rata basis with CCRL. If this facility is exhausted, CIC will loan NewGrade the remainder to cover any other annual operating shortfall. These loans will bear interest at CCRL's rate of borrowing. CCRL's required Cash Flow Deficiency Loans cannot exceed $40 million outstanding at any time.

         On December 28, 2001 CIC received $15.5 million in principal repayments on promissory notes outstanding. Of this amount, $2.3 million represents recovery of loans previously allowed for.

     c) Included in the investment in Cameco Corporation (Cameco) is one Class B share which provides CIC with the ability to exercise special voting rights with respect to the location of Cameco's head office.

         The fair value of Cameco shares was calculated on the last trade value on December 31, 2001, less estimated costs of disposition. The fair value of these shares is $204.2 million (2000 - $136.6 million).

     d) The securities of CIC Industrial Interests Inc. and NewGrade are not publicly traded and therefore have no quoted market value.

5.   OTHER ASSETS
     (thousands of dollars)
                                                    2001                    2000
                                             Accumulated    Net Book    Net Book
                                      Cost  Amortization       Value       Value

     Deferred charges---------   $   9,402    $    9,402   $       -  $     149

     Capital assets-----------       2,437         1,974         463        488
                                 ---------    ----------   ---------  ---------
                                 $  11,839    $   11,376   $     463  $     637
                                 =========    ==========   =========  =========

Crown Investments Corporation of Saskatchewan
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001


6.   LONG-TERM DEBT
     (thousands of dollars)


     Maturity Date                        Interest         2001         2000
                                              Rate

     June 1, 2001------------------          8.750    $        -   $  101,168
     February 12, 2003-------------          9.055       154,108      154,108
     June 2, 2006------------------          9.620        10,000       10,000
     July 10, 2007-----------------          9.830         4,000        4,000
     March 3, 2008-----------------          9.620         3,000        3,000
     August 10, 2008---------------         10.060         3,919        3,919
                                                      ----------   ----------
                                                         175,027      276,195

     Less:    Sinking Funds                              152,454      228,301
                                                      ----------   ----------
                                                      $   22,573   $   47,894
                                                      ==========   ==========

     a) The above noted long-term debt is payable to the General Revenue Fund. Sinking funds are used for the retirement of debt issues and are settled with the General Revenue Fund on a net basis.

     b) Gross long-term debt due in one year totals Nil (2000 - $101.2 million).

     c) Certain issues totaling $20.9 million (2000 - $20.9 million) are subject to redemption on six months notice by the lender.

     d) Principal repayments (net of sinking funds) due in each of the next five years are as follows (thousands of dollars):

         2002 -------------------------------------------   $        -
         2003 -------------------------------------------   $    6,661
         2004 -------------------------------------------   $        -
         2005 -------------------------------------------   $        -
         2006 -------------------------------------------   $    4,993

     e) The fair value of borrowed funds is determined by discounting the future cash flows at borrowing rates presently available to CIC for loans with similar terms and remaining maturity, less costs of settlement. The fair value of long-term debt is $190.5 million (2000
         - $292.7 million).

     f) Total interest paid on long-term debt during 2001, on a cash basis, was $20.4 million (2000 - $25.0 million).

     g) The fair value of securities held in the sinking funds are based on their December 31, 2001 quoted value. The fair value of sinking funds is $152.9 million (2000 - $228.9 million).

Crown Investments Corporation of Saskatchewan
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001


7.   EQUITY ADVANCES

     CIC does not have share capital. However, CIC has received advances from the General Revenue Fund (GRF) to form its equity capitalization. The advances are an equity investment in CIC by the GRF.

8.   COMMITMENTS AND CONTINGENCIES

     a) CIC has guaranteed the exchange risk that exists upon default of NewGrade's U.S. denominated debt to the extent that the default amount would exceed the $360.0 million guaranteed by the General Revenue Fund. At December 31, 2001, the General Revenue Fund's guarantee does not exceed $360.0 million. CIC does not expect any exposure under this guarantee in 2002.

     b) CIC has indemnified the Government of Canada for their guarantee of NewGrade's long-term debt, to a maximum of $275.0 million. The fair value of the guarantee is $64.9 million (2000 - $71.7 million).

     c) On June 14, 2001 Meadow Lake Pulp Limited Partnership (MLPLP) refinanced its long-term debt with Sun Life Financial and Ontario Municipal Employees Retirement System (OMERS). As part of the refinancing agreement, CIC guaranteed MLPLP's long-term debt payments to Sun Life Financial and OMERS to a maximum of $80.0 million. Subsequent to year end, CIC has paid $2.0 million on this guarantee.

     d) CIC has guaranteed the return on annuities for the Retirement Annuity Fund portion of the Capital Pension Plan. CIC does not expect any exposure under this guarantee in 2002.

9.   DIVIDEND REVENUE

     Dividend revenue consists of the following
     (thousands of dollars):

                                                           2001           2000

     Saskatchewan Power Corporation-------------- $ 16,026 $ 69,134 Saskatchewan Telecommunications Holding
         Corporation-----------------------------         91,347         87,279
     SaskEnergy Incorporated---------------------              -         24,400
     Saskatchewan Government Insurance-----------          9,164         41,548
     Cameco Corporation--------------------------          2,710          2,710
                                                     -----------    -----------
                                                     $   119,247    $   225,071
                                                     ===========    ===========

Crown Investments Corporation of Saskatchewan
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001


10.  RELATED PARTY TRANSFER PRICE ADJUSTMENT

     On June 28, 2000, the Corporation's subsidiary Saskatchewan Water Corporation transferred assets with a book value of $16.2 million to CIC for assumption of $16.6 million in notes payable to the GRF. The difference is recorded by CIC as a transfer of equity to Saskatchewan Water Corporation. The Corporation subsequently transferred these assets to its wholly-owned subsidiary, CIC III, at book value.

11. NET CHANGE IN NON-CASH WORKING CAPITAL BALANCES RELATED TO OPERATIONS (thousands of dollars)

                                                             2001        2000

     Increase in interest and accounts receivable---    $  (1,211)   $    (153)
     Decrease (increase) in dividends receivable----       28,727      (17,506)
     Increase in interest and accounts payable------        4,129          664
                                                        ---------    ---------
                                                        $  31,645    $ (16,995)

12.  RELATED PARTY TRANSACTION

     Included in these non-consolidated financial statements are transactions with various Saskatchewan Crown corporations, departments, agencies, boards and commissions related to CIC by virtue of common control by the Government of Saskatchewan and non-Crown corporations and enterprises subject to joint control and significant influence by the Government of Saskatchewan (collectively referred to as "related parties").

     Routine operating transactions with related parties are settled at prevailing market prices under normal trade terms. These transactions and amounts outstanding at year end, are as follows (thousands of dollars):

                                                             2001        2000

     Category (as per financial statements)
         Interest and accounts receivable------------   $    1,319   $      46
         Interest and accounts payable---------------       11,191       6,574
         General, administrative and other expenses--          240         278
         Interest revenue----------------------------        7,683       1,957

     In addition, CIC pays Saskatchewan Education and Health Tax to the Saskatchewan Department of Finance on all its taxable purchases. Taxes paid are recorded as part of the cost of those purchases.

     CIC provides management services to CIC Industrial Interests Inc. and Saskatchewan Government Growth Fund Management Corporation, without charge.

     These non-consolidated financial statements and the notes thereto separately describe other transactions and amounts due to and from related parties and the terms of settlement.

Crown Investments Corporation of Saskatchewan
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001


13.  PENSION PLAN

     CIC's employees participate in the Capital Pension Plan (the Plan), a defined contribution pension plan which is administered by CIC. CIC's contributions to the Plan include making regular payments into the Plan to match the required amounts contributed by employees for current service. The total amount paid to the Plan for 2001 was $282.4 thousand (2000 - $260.4 thousand). Included in the Plan is a Retirement Annuity Fund (the Fund). The Fund provides retirement annuities at the option of retiring members of the Plan. An actuarial valuation of the Fund is performed annually. The assets of the Fund at December 31, 2001 exceed the actuarially determined net present value of retirement annuities payable.

14.  SUBSEQUENT EVENT

     Subsequent to year end, CIC sold its remaining 5,420,567 shares of Cameco for net proceeds of $226.3 million generating a gain on sale of $125.7 million.

15.  COMPARATIVE FIGURES

     The non-consolidated financial statements as at December 31, 2000, and for the year then ended were audited by other auditors who expressed an opinion that the non-consolidated financial statements present fairly, in all material respect, the financial position of the Corporation as at December 31, 2000, except that they are prepared on a non-consolidated basis and use the cost method to account for investments that would normally be accounted for by the equity method, in their report dated March 9, 2001.

CIC Industrial Interests Inc.                                            FINAL
Non-Consolidated Financial Statements


RESPONSIBILITY FOR FINANCIAL                 AUDITORS'
STATEMENTS                                   REPORT

The accompanying Non-Consolidated            To the Members of the Legislative
Financial Statements have been prepared by   Assembly of Saskatchewan
management of CIC Industrial Interests
Inc. to illustrate the financial position    We have audited the
and results of operations of the corporate   non-consolidated statement of
entity only.  They have been prepared, on    financial position of CIC
a non-consolidated basis, in accordance      INDUSTRIAL INTERESTS INC. as at
with generally accepted accounting           December 31, 2001 and the
principles in Canada, consistently           non-consolidated statements of
applied, using management's best estimates   operations and reinvested earnings
and judgements where appropriate.            and cash flows for the year then
Management is responsible for the            ended.  These financial statements
reliability and integrity of the             are the responsibility of the
Non-Consolidated Financial Statements and    corporation's management.  Our
other information contained in this Annual   responsibility is to express an
Report.                                      opinion on these financial
                                             statements based on our audit.
The Corporation's Board of Directors is
responsible for overseeing the business      We conducted our audit in
affairs of the Corporation and also has      accordance with Canadian generally
the responsibility for approving the         accepted auditing standards.  Those
financial statements.  The Board of          standards require that we plan and
Directors is responsible for reviewing the   perform an audit to obtain
annual financial statements and meeting      reasonable assurance whether the
with management, KPMG and the Provincial     financial statements are free of
Auditor of Saskatchewan on matters           material misstatement.  An audit
relating to the financial process.           includes examining, on a test
                                             basis, evidence supporting the
Management maintains a system of internal    amounts and disclosures in the
controls to ensure the integrity of          financial statements.  An audit
information that forms the basis of the      also includes assessing the
financial statements.  The internal          accounting principles used and
controls provide reasonable assurance that   significant estimates made by
transactions are executed in accordance      management, as well as evaluating
with proper authorization, that assets are   the overall financial statement
properly guarded against unauthorized use    presentation.
and that reliable records are maintained.
The Provincial Auditor of Saskatchewan has   In our opinion, these non-consoli-
reported to the Legislative Assembly that    dated financial statements present
these controls are adequately functioning.   fairly, in all material respects,
                                             the financial position of the
KPMG has audited the Non-Consolidated        corporation as at December 31,
Financial Statements. Their report to the    2001 and the results of its
Members of the Legislative Assembly,         operations and its cash
stating the scope of their examination and   flows for the year then ended in
opinion onthe Non-Consolidated Financial     accordance with Canadian generally
Statements, appears opposite.                accepted accounting principles
                                             except that they are prepared on a
                                             non-consolidated basis as explained
                                             in Note 1.

                                             KPMG LLP
                                             Chartered Accountants
                                             Regina, Saskatchewan

                                             March 11, 2002

Frank Hart            Sheldon Schwartz, CFA
President and CEO     Chief Financial
Officer

March 11, 2002

CIC Industrial Interests Inc.
Non-Consolidated Statement of Financial Position

AS AT DECEMBER 31
(thousands of dollars)



                                                           2001         2000
ASSETS

Interest and accounts receivable--------------------  $   1,110    $   1,405
Equipment held for sale-----------------------------        100          100
Debentures and loans receivable (Note 3)------------     10,929       47,023
Investment - HARO Financial Corporation (Note 4)----    239,141      273,042
Investments - equity basis (Note 5)-----------------    267,286      291,288
Investments - cost basis (Note 6)-------------------     27,910       10,275
Investments - properties (Note 7)-------------------      5,028        8,838
                                                      ---------    ---------
                                                      $ 551,504    $ 631,971
                                                      =========    =========
LIABILITIES AND SHAREHOLDER'S EQUITY

Accounts payable------------------------------------  $   5,091    $   8,619
Due to Crown Investments Corporation of
     Saskatchewan (CIC) (Note 8)--------------------    153,295      214,548
                                                      ---------    ---------
                                                        158,386      223,167
                                                      ---------    ---------
Shareholder's Equity

Share capital (Note 9)------------------------------    340,000      340,000
Reinvested earnings---------------------------------     53,118       68,804
                                                      ---------    ---------
                                                        393,118      408,804
                                                      ---------    ---------
                                                      $ 551,504    $ 631,971
                                                      =========    =========
Commitments and contingencies (Note 10)

(See accompanying notes)


On behalf of the Board:






--------------------------                            -------------------------
Director                                              Director

CIC Industrial Interests Inc.
Non-Consolidated Statement of Operations and Reinvested Earnings

FOR THE YEAR ENDED DECEMBER 31
(thousands of dollars)



                                                               2001        2000
REVENUES

Interest, rental and other-------------------------------  $ 14,842    $ 12,586
(Losses) earnings from equity investments (Note 5(j))----   (27,012)     17,884
Gain (loss) on sale of investments-----------------------         5      (3,500)
                                                          ---------    --------
                                                            (12,165)     26,970
                                                          ---------    --------
EXPENSES

Amortization---------------------------------------------        47         101
Provision for investment losses--------------------------     3,310       3,771
Rental and other-----------------------------------------       164       1,092
                                                          ---------    --------
                                                              3,521       4,964
                                                          ---------    --------
NET (LOSS) INCOME----------------------------------------   (15,686)     22,006

REINVESTED EARNINGS, BEGINNING OF YEAR-------------------    68,804      46,798
                                                          ---------    --------
REINVESTED EARNINGS, END OF YEAR-------------------------  $ 53,118    $ 68,804
                                                          =========    ========

(See accompanying notes)

CIC Industrial Interests Inc.
Non-Consolidated Statement of Cash Flows

FOR THE YEAR ENDED DECEMBER 31
(thousands of dollars)


                                                                   2001         2000
OPERATING ACTIVITIES

     Net (loss) income---------------------------------------  $(15,686)   $  22,006
     Dividends received from equity investments--------------     1,254          761
     Add (deduct) non-cash items:
         (Gain) loss on sale of investments------------------        (5)       3,500
         Losses (earnings) from equity investments-----------    27,012      (17,884)
         Amortization----------------------------------------        47          101
         Provision for investment losses---------------------     3,310        3,771
                                                              ---------    ---------
                                                                 15,932       12,255

     Net change in non-cash working capital balances
         related to operations-------------------------------    (3,233)       4,427
                                                              ---------    ---------
     Cash provided by operating activities-------------------    12,699       16,682
                                                              ---------    ---------
INVESTING ACTIVITIES

     Increase in debentures and loans receivable-------------    (4,909)      (1,672)
     Debenture and loan repayments received------------------    70,801        1,947
     Purchase of assets from CIC (Note 5(d))-----------------         -      (16,226)
     Purchase of investments---------------------------------   (21,298)     (55,898)
     Proceeds from sale of investments-----------------------     3,960        2,513
                                                              ---------    ---------
     Cash provided by (used in) investing activities---------    48,554      (69,336)
                                                              ---------    ---------
FINANCING ACTIVITIES

     (Decrease) increase in due to CIC-----------------------   (61,253)      52,654
                                                              ---------    ---------
     Cash (used in) provided by financing activities---------   (61,253)      52,654
                                                              ---------    ---------
NET CHANGE IN CASH-------------------------------------------         -            -

CASH POSITION, BEGINNING OF YEAR-----------------------------         -            -
                                                              ---------    ---------
CASH POSITION, END OF YEAR-----------------------------------  $      -    $       -
                                                              =========    =========

(See accompanying notes)


CIC Industrial Interests Inc.
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     These financial statements have been prepared in accordance with Canadian generally accepted accounting principles except as noted in a) and c) below. The preparation of periodic financial statements involves the use of estimates since the precise determination of financial data frequently depends on future events. These financial statements are prepared by management within reasonable limits of materiality using the accounting policies summarized below:

     a)   BASIS OF PRESENTATION

          CIC Industrial Interests Inc. (the Corporation) is a wholly-owned subsidiary of Crown Investments Corporation of Saskatchewan (CIC) as discussed in Note 2. These financial statements are prepared on a non-consolidated basis for the specific purpose of illustrating the financial position and results of operations of the corporate entity only. For further information, readers should refer to the annual consolidated financial statements of CIC.

     b)   ADVANCES, DEBENTURES AND LOANS RECEIVABLE

          The Corporation records advances, debentures and loans receivable at cost. When there is a decline in the value of an advance, debenture, loan or mortgage receivable, the asset is written down to its estimated net realizable value.

          The Corporation recognizes interest earned on debentures, loans and mortgages receivable on the accrual basis except when collection is uncertain.

          When collectibility of interest is not reasonably assured, interest income is recorded when cash is received. Interest owing to the Corporation is recorded as accrued interest receivable with amounts not eligible for recognition as revenue offset by deferred interest income.

     c)   INVESTMENTS - EQUITY BASIS

          The Corporation accounts for investments in its subsidiaries, CIC Pulp Ltd., Saskatchewan Valley Potato Corporation, 101012875 Saskatchewan Ltd., 101012876 Saskatchewan Ltd., Genex Swine Group Inc., CIC OSB Products Inc. and CIC Foods Inc., using the equity method. The carrying value of the Corporation's investment is adjusted for the Corporation's proportionate share of the subsidiaries' net earnings or losses and decreased by dividends received. The Corporation also uses the equity method to account for other investments it significantly influences.

          The Corporation's investments in CIC Pulp Ltd., Saskatchewan Valley Potato Corporation, CIC OSB Products Inc., CIC Foods Inc. and FarmGro Organic Foods Inc. consist of equity and debt instruments. Where there is a decline in the value of a debt instrument that is not considered temporary, the instrument is written down to its estimated net realizable value.

     d)   INVESTMENTS - COST BASIS

          The Corporation records long-term investments in corporations not subject to significant influence at cost. When there is a decline in value of an investment that is not considered temporary, the investment is written down to its estimated net realizable value. Dividends are recorded as income when receivable.

CIC Industrial Interests Inc.
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     e)   INVESTMENTS - PROPERTIES

          Rental properties are recorded at the lower of amortized cost and estimated net recoverable value.

          Properties held for sale are recorded at the lower of cost and net realizable value.

     f)   AMORTIZATION

          Amortization on rental properties is calculated using an increasing charge method whereby the assets are amortized over 25 years, assuming an interest cost of 8 per cent.

     g)   FAIR VALUE OF SHORT-TERM FINANCIAL INSTRUMENTS

          For certain of the Corporation's financial instruments including:
          i)   interest and accounts receivable;
          ii)  accounts payable; and,
          iii) due to CIC,

          the carrying value amounts approximate fair value due to their immediate or short-term maturity.


2.   STATUS OF THE CORPORATION

     CIC Industrial Interests Inc. was incorporated under THE BUSINESS CORPORATIONS ACT (SASKATCHEWAN) on November 14, 1979, as a wholly-owned subsidiary of CIC, a Provincial Crown corporation. The Corporation is not subject to Federal or Provincial income taxes by virtue of this ownership. The CIC consolidated financial statements include the financial results of the Corporation and its subsidiaries.

CIC Industrial Interests Inc.
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001

3.   DEBENTURES AND LOANS RECEIVABLE
     (thousands of dollars)

                                                        2001        2000

     CORNWALL CENTRE MORTGAGES:
     Mortgages receivable (a)
         Cornwall Centre Phase I------------------ $       -    $ 28,662
         Cornwall Centre Phase II-----------------         -       7,388
                                                   ---------    --------
                                                           -      36,050
                                                   ---------    --------
     CANADIAN WESTERN BANK:
     Debenture (b)--------------------------------     3,126       3,126
                                                   ---------    --------
     XL FOODS INC.:
     Loans receivable (c)-------------------------     2,364       1,564
                                                   ---------    --------
     OTHER LOANS:
     Loan principal receivable (d)----------------    17,969      18,780
     Loan interest and costs receivable-----------       195         205
     Lease options (net of unearned income)-------     2,408       2,578
     Less:  Provision for loan losses-------------   (15,133)    (15,280)
                                                   ---------    --------
                                                       5,439       6,283
                                                   ---------    --------
                                                   $  10,929    $ 47,023
                                                   =========    ========

     a) The Corporation held two mortgages due jointly from Cadillac Fairview Corporation Limited and 1381052 ONTARIO INC. This financing was provided in two phases to aid in the construction and development of the Cornwall Centre Shopping Mall Complex located in Regina, Saskatchewan. Both mortgages matured December 1, 2001.

     b) The Corporation holds a $3.1 million non-convertible debenture in the Canadian Western Bank that matures June 30, 2007. The debenture earns 6.59 per cent annually to June 30, 2002, and a rate equal to the 90 day Bankers' Acceptance rate plus 1 per cent annually thereafter. Interest is paid semi-annually. This debenture is redeemable by Canadian Western Bank anytime on or after June 30, 2002 at par plus accrued interest.

     c) The Corporation holds $2.4 million in loans receivable from XL Foods Inc. The first loan, $1.6 million, was provided in the aid of XL Foods Inc.'s purchase of Western Canadian Beef Packers Inc. from the Corporation. The loan earns 6.75 per cent annually calculated monthly. Interest is paid monthly and the principal is payable in instalments beginning May 1, 2002.

          The second loan, $0.8 million, was provided to aid in the upgrade of XL Foods Inc.'s slaughter facilities. The loan earns 6.75 per cent annually calculated monthly. Interest is paid monthly and the principal is payable in instalments beginning June 1, 2002.

CIC Industrial Interests Inc.
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001

3.   DEBENTURES AND LOANS RECEIVABLE (CONTINUED)

     d) The loan portfolio primarily consists of mortgage backed loans with various interest rates ranging from 0 per cent to 15.75 per cent. Maturities on these loans extend to the year 2013.

     e) Debentures and loans receivable maturing in 2002 total $0.8 million (2000 - $36.6 million).

     f)   Fair value of debentures and loans receivable

          Fair values approximate the amounts at which financial instruments could be exchanged between willing parties. The total fair value of the loan portfolio is approximately $9.9 million (2000 - $48.9 million). This estimate was determined by discounting expected future cash flows using discount rates that reflect the risk inherent in the financial instrument, therefore it may not represent the exact amount that could be realized upon settlement.

     g)   Credit risk

          All outstanding loans are receivable from Saskatchewan corporations or from entities doing business in Saskatchewan. The Corporation reviews the portfolio valuation yearly and all non-performing loans are included in the provision for loan losses.

4.   INVESTMENT - HARO FINANCIAL CORPORATION
     (thousands of dollars)

                                                           2001       2000

     Term loan (a)----------------------------------- $ 331,008  $ 355,845
     Interest receivable on Term Loan----------------     7,346      2,875
     Less:    Deferred interest----------------------  (167,213)  (153,678)
                                                      ---------   --------
                                                        171,141    205,042

     68,000,000 Class B non-voting common
     shares (b)--------------------------------------    68,000     68,000
                                                      ---------   --------
                                                      $ 239,141  $ 273,042
                                                      =========  =========

a) Since 1992, the Corporation has advanced in total $273.0 million (2000 - $273.0 million) to HARO Financial Corporation (HARO) to finance HARO's ownership interest in Crown Life Insurance Company (Crown Life). In 1995, the Corporation exercised its right to convert $68.0 million of this Term Loan into 68,000,000 non-voting, fully participating equity shares of HARO.

CIC Industrial Interests Inc.
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001

4.   INVESTMENT - HARO FINANCIAL CORPORATION (CONTINUED)

          The Term Loan was for an initial five-year term with a maximum of four five-year renewal terms at the option of HARO. The Corporation agreed to renew this loan for a second five-year term in 1998. Annual interest rates on the Term Loan are fixed at the commencement of each five-year renewal term using the five-year Saskatchewan Bond rate plus 1 per cent. For the second five-year term, the interest rate on the loan is 6.64 per cent (2000 - 6.64 per cent) compounded annually.

          Security for the Term Loan is 100 per cent of HARO's assets, which as of December 31, 2001 consist primarily of HARO's 65.2 per cent interest in Crown Life shares. On January 1, 1999, The Canada Life Assurance Company acquired all of Crown Life's Canadian insurance business, substantially all of its non-Canadian reinsurance business as well as various international insurance operations. These assets and operations will continue to be managed by Crown Life out of Regina, Saskatchewan.

          Repayment of principal and interest is subject to available cash flow as defined in the loan agreement. HARO's main source of cash is distributions from Crown Life. Due to the uncertainty surrounding such cash flows, the Corporation has deferred recording interest income on the Term Loan until such time as cash is received from HARO. The Corporation's total interest deferred and owing at December 31, 2001, is $167.2 million (2000 - $153.7 million).

          All unpaid principal and interest is due on December 15, 2017. On that date, any amounts outstanding will convert to 100 per cent of HARO equity shares. The Corporation has a unilateral right prior to December 15, 2017, to convert no less than 25 per cent of the loan to either HARO non-voting, HARO voting or Crown Life shares. Any conversion may be subject to regulatory approval by the Office of the Superintendent of Financial Institutions.

     b) Ownership of the 68,000,000 of HARO's Class B non-voting common shares entitles the Corporation to a maximum of 100 per cent of participation rights with respect to dividends and remaining property of HARO on its liquidation or dissolution. Subject to regulatory approval, the Corporation has a unilateral right to exchange at any time the Class B shares for voting shares or HARO's assets.

          Since this sale significantly changed Crown Life's business and the industry in which it operates, it is not practicable to determine the fair value of the Corporation's investment in HARO with any sufficient reliability.

CIC Industrial Interests Inc.
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001

5.   INVESTMENTS - EQUITY BASIS
     (thousands of dollars)

                                                             Percentage
                                                              Ownership         2001       2000

     CIC PULP LTD. (A):
     100 (2000 - 100) common shares
     Cost $100 (2000 - $100)-------------------------          100.0%     $  (62,932) $ (47,923)
     Due from CIC Pulp Ltd.--------------------------                         17,037     15,926

     Millar Western Pulp (Meadow Lake) Ltd.:
     50 (2000 - 50) common shares
     Cost $49 (2000 - $49)---------------------------           50.0%              -          -

     Loans receivable from Meadow Lake Pulp
        Limited Partnership (MLPLP):
        Participating Debenture----------------------                        159,000    159,000
        Interest Loan--------------------------------                        308,228    261,378
        Term Loan------------------------------------                         20,517     20,000
        Contingency Loan-----------------------------                         14,418     13,408
        Guarantee Advance----------------------------                         10,361      9,634
        Cash Flow Loan-------------------------------                         13,012     12,100
     Accrued interest--------------------------------                          9,250      8,310
     Less:    Deferred interest----------------------                       (326,425)  (275,469)
              Provision for loan losses--------------                        (60,000)   (60,000)
                                                                           ---------  ---------
                                                                             102,466    116,364
                                                                           ---------  ---------
     SASKFERCO PRODUCTS INC. (SASKFERCO) (B):
     68,449,080 (2000 - 68,449,080)
     Class B common shares
     Cost $68,449,080 (2000 - $68,449,080)-----------           49.0%        109,303    106,079
                                                                           ---------  ---------
     CIC FOODS INC. (C):
     100 (2000 - 100) common shares
     Cost $100 (2000 - $100)-------------------------          100.0%           (399)       (61)
     Due from CIC Foods Inc.-------------------------                         20,013     20,000
                                                                           ---------  ---------
                                                                              19,614     19,939
                                                                           ---------  ---------
     SASKATCHEWAN VALLEY POTATO CORPORATION
     (SVPC) (D):
     100 (2000 - 100) common shares
     Cost $16,216,499 (2000 - $16,216,499)-----------          100.0%         (1,163)    15,416
     Due from SVPC-----------------------------------                          2,842        647
                                                                           ---------  ---------
                                                                               1,679     16,063
                                                                           =========  =========

CIC Industrial Interests Inc.
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001

5.   INVESTMENTS - EQUITY BASIS (CONTINUED)
     (thousands of dollars)

                                                             Percentage
                                                             Ownership          2001         2000

     BIG SKY FARMS INC. (BIG SKY) (E):
     3,750,000 (2000 - 3,750,000)
     convertible preferred shares
     Cost $15,000,000 (2000 - $15,000,000)-----------           40.0%         15,332         15,132
                                                                           ---------      ---------
     101012875 SASKATCHEWAN LTD. (F):
     1,928,572 (2000 - 1,928,572) common shares
     Cost $1,928,572 (2000 - $1,928,572)-------------           64.3%          1,463          1,929

     101012876 Saskatchewan Ltd.
     90 (2000 - 90) common shares
     Cost $9 (2000 - $9)-----------------------------           64.3%              -              -
                                                                           ---------      ---------
                                                                               1,463          1,929
                                                                           ---------      ---------
     GENEX SWINE GROUP INC. (GENEX) (G):
     3,177,347 (2000 - 3,177,347)
     Class A common shares
     Cost $3,647,586 (2000 - $3,647,586)                        85.4%
     1,662,500 (2000 - 1,662,500)
     Class B preferred shares
     Cost $3,325,000 (2000 - $3,325,000)-------------                         11,495          9,957
                                                                           ---------      ---------
     FARMGRO ORGANIC FOODS INC. (FARMGRO) (H):
     1,937,500 (2000 - 1,615,314)
     Class B voting preferred shares
     Cost $1,750,000 (2000 - $1,588,907)-------------           27.2%            (31)           607
     Due from FarmGro--------------------------------                          3,685          3,150
                                                                           ---------      ---------
                                                                               3,654          3,757
                                                                           ---------      ---------
     CIC OSB PRODUCTS INC. (CIC OSB) (I):
     100 (2000 - Nil) Class A common shares
     Cost $100 (2000 - Nil)--------------------------          100.0%              -              -
     Due from CIC OSB--------------------------------                            250              -
                                                                           ---------      ---------
                                                                                 250              -
                                                                           ---------      ---------
     SGI CANADA INSURANCE SERVICES LTD.:
     320,100 (2000 - 320,100)
     Class A common shares
     Cost $2,000,100 (2000 - $2,000,100)-------------            9.9%          2,030          2,068
                                                                           ---------      ---------
                                                                            $267,286       $291,288
                                                                           =========      =========

CIC Industrial Interests Inc.
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001

5.   INVESTMENTS - EQUITY BASIS (CONTINUED)

     a) The Corporation, through its wholly-owned subsidiary, CIC Pulp Ltd., owns a 50 per cent interest in MLPLP, a pulp mill located near Meadow Lake, Saskatchewan. The amounts due from CIC Pulp Ltd. are non-interest bearing and repayable on demand.

          The Corporation's loans to MLPLP include the:

          o Participating Debenture which bears interest at 11.15 per cent calculated annually on October 31.

          o Term Loan which bears interest at prime plus 2 per cent, or 6.0 per cent at December 31, 2001 (2000 - 9.5 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

          o Contingency Loan which bears interest at prime plus 1 per cent, or 5.0 per cent, at December 31, 2001 (2000 - 8.5 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

          o Guarantee Advance which bears interest at prime plus 1 per cent, or 5.0 per cent, at December 31, 2001 (2000 - 8.5 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

          o Cash Flow which bears interest at prime plus 1 per cent, or 5.0 per cent, at December 31, 2001 (2000 - 8.5 per cent). Any interest outstanding and not paid on October 31 of each year is added to the principal balance.

          The Corporation records, as a separate loan (Interest Loan), the accrued interest receivable from the Participating Debenture. Interest on the Interest Loan, at 11.15 per cent, is calculated on October 31 of each year and is added to the principal balance outstanding on the loan. Interest income earned and forming part of the Interest Loan is recorded as deferred interest income due to the uncertainty of collection. The deferred interest income will be recorded as income when payments are received under the cash availability formula.

          Any repayments of the Participating Debenture, the Contingency Loan and the Interest Loan are subject to available cash flows as defined in the loan agreements. Payments towards principal outstanding on the Term Loan are due in two equal payments after MLPLP has fully repaid an external bank loan.

          If, by October 31, 2014, less than $159.0 million in aggregate has been paid on the Participating Debenture and Interest Loan, an amount equal to the difference between $159.0 million and the aggregate amount paid is due and payable. The remaining balance outstanding on the Interest Loan and Participating Debenture on October 31, 2014 shall bear interest at a rate equal to the short-term cost of borrowing for the Province of Saskatchewan, which is 1.98 per cent at December 31, 2001 (2000 - 5.63 per cent), until paid in full. The Contingency Loan and Term Loan also mature in 2014.

CIC Industrial Interests Inc.
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001

5.   INVESTMENTS - EQUITY BASIS (CONTINUED)

          On June 14, 2001, MLPLP refinanced its long-term debt with Sun Life Financial and Ontario Municipal Employees Retirement System (OMERS). As part of the refinancing agreement, CIC guaranteed MLPLP's long-term debt payments to Sun Life Financial and OMERS to a maximum of $80 million. Subsequent to year end, CIC has paid $2 million on this guarantee.

          The Corporation's loans to MLPLP are subject to measurement uncertainty since their value is dependent upon the present value of the cash flows provided by the operation of the pulp mill. Using management's best estimates based on assumptions that reflect the most probable set of economic circumstances, the Corporation believes its loans to MLPLP are properly valued as at December 31, 2001. However, given the wide fluctuations in world commodity prices for pulp, this estimate could change materially in the near term.

     b) The Corporation holds a 49 per cent interest in Saskferco, a nitrogen fertilizer plant, located in Belle Plaine, Saskatchewan.

     c) The Corporation through its wholly-owned subsidiary CIC Foods Inc., owns a 35 per cent interest in a partnership owning 100 per cent of Centennial Foods (Centennial).

          The Corporation's partnership agreement includes a provision that allows Centennial 2000 Inc. to withdraw capital to pay any tax liabilities resulting from its ownership of Centennial. The Corporation does not have matching capital withdrawal rights. As a result the Corporation is treating Centennial 2000 Inc.'s capital withdrawal as a priority distribution and charging the Corporation's share of income with the Corporation's 35 per cent contribution to Centennial 2000 Inc.

          Included in Centennial's financial statements are liabilities owing to Centennial 2000 Inc. due to certain tax liabilities agreed to be paid by Centennial. The establishment of these liabilities is based on known facts and interpretation of circumstances. As a result, the recorded amount of these liabilities could change in the near future.

CIC Industrial Interests Inc.
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001

5.   INVESTMENTS - EQUITY BASIS (CONTINUED)

     d) The Corporation holds 100 per cent of the Class A Voting common shares of SVPC (2000 - 100 per cent). SVPC is a seed potato production and storage company in the Lake Diefenbaker area. During the year, SVPC recorded a provision for asset impairment of $14.3 million.

          The Corporation provides SVPC with a line of credit not to exceed $3.0 million (2000 - $2.0 million), due on demand. The credit line bore interest at Bank of Montreal prime less 0.75 per cent up to March 1, 2001 and is non-interest bearing thereafter. At December 31, 2001, SVPC has $2.8 million (2000 - $0.6 million) outstanding on their credit line.

     e) The Corporation holds a 40.0 per cent interest in Big Sky, a hog production operation headquartered in Humboldt, Saskatchewan.

          The preferred shares have an annual cumulative dividend of 5 per cent for the first five years from the date of issue, thereafter, a 10 per cent cumulative dividend rate.

          The preferred shares may be converted to common shares by the holder, on a one-to-one basis, anytime in the first five years from date of issue. Furthermore, the preferred shares are retractable or redeemable after seven years from the issue date.

          The Corporation holds an option to acquire additional convertible voting preferred shares at a rate of one share for every 10 shares held.

     f) The Corporation holds a 64.3 per cent interest in 101012875 Saskatchewan Ltd. The remaining 35.7 per cent of 101012875 Saskatchewan Ltd. is held by Saskatchewan Opportunities Corporation, a related company.

          The Corporation, through its subsidiary 101012875 Saskatchewan Ltd., entered into a partnership agreement with Royal Bank Financial Group and SGF Soquia Inc. to create Foragen Technologies Limited Partnership (Foragen Partnership), a venture capital fund which will offer seed capital to technology corporations. 101012875 Saskatchewan Ltd. owns 33.3 per cent of Foragen Partnership and has committed to providing $14.0 million in equity to Foragen Partnership over the five years ending 2005. The Corporation's portion of responsibility for providing funding to 101012875 Saskatchewan Ltd. is $9.0 million. At December 31, 2001, the Corporation has provided $1.9 million of this commitment.

CIC Industrial Interests Inc.
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001

5.   INVESTMENTS - EQUITY BASIS (CONTINUED)

     g) The Corporation owns 85.4 per cent of the Class A common shares (2000 - 85.4 per cent) of Genex, a swine genetics company located in Regina, Saskatchewan. In addition, the Corporation holds 86.2 per cent (2000 - 86.2 per cent) of the Class B non-voting preferred shares of Genex which bear a cumulative dividend of 8 per cent per annum payable quarterly. These preferred shares are convertible to common shares on a one-for-one basis.

     h) The Corporation holds 1,937,500 (2000 - 1,615,314) Class B voting 7 per cent cumulative preferred shares of FarmGro Organic Foods Inc. (FarmGro) located near Regina, Saskatchewan. The preferred shares owned by the Corporation represent a 27.2 per cent (2000 - 27.7 per cent) interest in FarmGro. After completion of FarmGro's fourth year of operations, the Corporation has the right to request redemption of up to 25 per cent of its shareholdings.

          The Corporation also provided $3.7 million (2000 - $3.2 million) of debt financing to FarmGro. This loan is repayable on demand and bears interest at 10 per cent calculated and payable monthly.

     i) On December 12, 2001, the Corporation incorporated CIC OSB Products Inc., a wholly-owned subsidiary, to enter into a limited partnership, Meadow Lake OSB Limited Partnership (ML OSB) with Tolko Industries Ltd., Meadow Lake OSB Mill Corporation and Northwest Communities Wood Products Ltd. for the purpose of constructing and operating an oriented strand board facility in Saskatchewan. The Corporation has committed to invest up to $27.5 million in ML OSB representing a 25 per cent ownership interest.

     j) (Losses) earnings from equity investments are as follows (thousands of dollars):


                                                              2001       2000

         CIC Pulp Ltd.----------------------------------- $(15,009)   $17,712
         Saskferco Products Inc.-------------------------    3,225      3,065
         CIC Foods Inc.----------------------------------     (337)       (61)
         Saskatchewan Valley Potato Corporation----------  (16,579)      (801)
         Big Sky Farms Inc.------------------------------      948        374
         101012875 Saskatchewan Ltd.---------------------     (466)         -
         Genex Swine Group Inc.--------------------------    1,803      1,478
         FarmGro Organic Foods Inc.----------------------     (559)      (682)
         SGI CANADA Insurance Services Ltd.--------------      (38)      (202)
         CIC OSB Products Inc.---------------------------        -          -
         Western Canadian Beef Packers Inc.--------------        -     (2,999)
                                                          --------    -------
                                                          $(27,012)   $17,884
                                                          ========    =======

CIC Industrial Interests Inc.
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001

6.   INVESTMENTS - COST BASIS
     (thousands of dollars)

                                                                                2001       2000

     Premium Brands Inc.--------------------------------------              $ 15,000   $      -
     Primaxis Technology Ventures Incorporated----------------                 5,000      5,000
     Regina Motion Picture Video & Sound Ltd.-----------------                 4,500          -
     BIOSTAR Inc.---------------------------------------------                   110      2,580
     101026817 Saskatchewan Ltd.------------------------------                   700          -
     Other----------------------------------------------------                 2,600      2,695
                                                                           ---------  ---------
                                                                            $ 27,910   $ 10,275
                                                                           =========  =========

7.   INVESTMENTS - PROPERTIES
     (thousands of dollars)

                                                                                2001       2000

     Property held for sale-----------------------------------              $  4,027   $  6,775
     Rental properties----------------------------------------                 1,140      3,261
                                                                           ---------  ---------
                                                                               5,167     10,036

     Less:    Accumulated amortization------------------------                   139      1,198
                                                                           ---------  ---------
                                                                            $  5,028   $  8,838
                                                                           =========   ========

8.   DUE TO CROWN INVESTMENTS CORPORATION OF SASKATCHEWAN

     Amounts due to Crown Investments Corporation of Saskatchewan are non-interest bearing and payable on demand.


9.   SHARE CAPITAL
     (thousands of dollars)

                                                                                2001       2000

     AUTHORIZED
     Unlimited shares with no par value

     ISSUED AND OUTSTANDING
     34,000,000 shares (2000 - 34,000,000)--------------------              $340,000   $340,000
                                                                            ========   ========

CIC Industrial Interests Inc.
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001

10.  COMMITMENTS AND CONTINGENCIES

     a) The Corporation assumed responsibility for the Community Bonds Program in 1997. The remaining guarantees under this program amount to $0.4 million (2000 - $1.8 million).

     b) The Corporation is committed to undertake necessary environmental clean-up activities on certain properties. Due to evolving environmental laws, enforcement and clean-up practices, it is not possible at this time to determine the full amount of this liability. The Corporation has accrued $2.6 million (2000 - $2.7 million) to carry out the clean-up activities.

     c) The Corporation has guaranteed SVPC's mortgage debt and demand loan due to the CIBC. At December 31, 2001, the Corporation's exposure to this guarantee is $5.7 million (2000 - $5.4 million).

     d) The Corporation has committed to invest up to $27.5 million in ML OSB representing a 25 per cent ownership interest.

     e) The Corporation has committed to provide its subsidiary, 101012875 Saskatchewan Ltd. up to $9.0 million to fund their investment in Foragen. To December 31, 2001 the Corporation has provided $1.9 million of this commitment.

     f) The Corporation has committed, through its subsidiary 101026817 Saskatchewan Ltd., to purchase up to $7.0 million in partnership units of Western Life Sciences Venture Fund LP. To December 31, 2001, the Corporation has provided $0.7 million of this commitment.


11.  RELATED PARTY TRANSACTIONS

     Included in these non-consolidated financial statements are transactions with various Saskatchewan Crown corporations, departments, agencies, boards and commissions related to the Corporation by virtue of common control by the Government of Saskatchewan and non-Crown corporations and enterprises subject to joint control or significant influence by the Government of Saskatchewan (collectively referred to as "related parties").

     Routine operating transactions with related parties are settled at prevailing market prices under normal trade terms. These transactions and amounts outstanding at year end are as follows (thousands of dollars):

                                                                  2001    2000

     Category (as per financial statements)
         Interest and accounts receivable--------------------- $ 1,056  $  802
         Accounts payable-------------------------------------       7       8
         Interest, rental and other revenue-------------------     883   2,154
         Property expense-------------------------------------      66     105

     In addition, the Corporation pays Saskatchewan Education and Health Tax to the Saskatchewan Department of Finance on all its taxable purchases. The Corporation records taxes paid as part of the cost of those purchases.

     CIC provides management services to the Corporation without charge.

     These non-consolidated financial statements and notes thereto separately describe other transactions and amounts due to and from related parties and the terms of settlement.

CIC Industrial Interests Inc.
Notes to Non-Consolidated Financial Statements

DECEMBER 31, 2001

12.  JOINT VENTURES

     The Corporation has joint control over the operating, investing and financing policies of MLPLP through CIC Pulp Ltd. and Centennial Foods Partnership through CIC Foods Inc. The Corporation's pro rata share of its interest in these joint ventures is as follows (thousands of dollars):


                                                         2001         2000

     Current assets-------------------------------- $  47,778    $  53,981
     Long-term assets------------------------------   150,763      151,930
     Current liabilities---------------------------    34,231       28,597
     Long-term liabilities-------------------------    42,129       41,011
     Equity----------------------------------------   122,181      136,303
     Revenue---------------------------------------   121,347      104,497
     Expenses--------------------------------------   135,516       85,561
     Net earnings----------------------------------   (14,169)      18,936
     Cash flows from operating activities----------    22,311       52,133
     Cash flows from investing activities----------    (4,325)       1,048
     Cash flows from financing activities----------    (1,777)     (19,270)

13.  COMPARATIVE FIGURES

     The non-consolidated financial statements as at December 31, 2000, and for the year then ended were audited by other auditors who expressed an opinion that the non-consolidated financial statements present fairly, in all material respects, the financial position of the Corporation as at December 31, 2000, except they were prepared on a non-consolidated basis, in their report dated March 9, 2001.

     Certain of the 2000 comparative figures have been reclassified to conform with the current year's presentation.